SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): October 12, 2000
                                ----------------


                     BOSTON COMMUNICATIONS GROUP, INC.______
                -------------- ---------------------------------
               (Exact name of registrant as specified in charter)

    MASSACHUSETTS             ____0-28432___________             04-3026859
    -------------                                             ----------
(State or other jurisdictio (Commission File Number)      (I.R.S. Employer
         of incorporation)                                 Identification No.)


100 Sylvan Road, Woburn, Massachusetts                                  01801
--------------------------------------                                  -----
       (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (617) 692-7000

Item 2.           Disposition of Assets


         On November  7, 2000  Boston  Communications  Group,  Inc.,  a Delaware
corporation (the "Company"), closed the sale of its Teleservices Division to TeleTech Customer Care Management (Colorado), Inc., a Colorado corporation (the "Buyer"). The assets involved in the transaction were those used by the Company to provide teleservice support for inbound teleservices needs of subscribers of wireless communications carriers in the United States. The total consideration received by the Company in the transaction was $15 million, including a $13 million cash payment and the assumption by the Buyer of approximately $2 million of liabilities. Under the terms of the agreement, the Company could receive additional cash payments, totaling up to an additional $20 million over four years, based upon achievement of predetermined revenue targets for the Teleservices Division. Prior to the transaction, there were no material relationships between the Buyer and the Company or any of the Company's affiliates, directors or officers or any associate of any such director or officer.

         A copy of the related press release announcing this information is attached to this report as Exhibit 99.1.








Item 7.                                   Financial Statements and Exhibits

(b) Proforma Financial Information

The accompanying pro forma condensed consolidated balance sheet as of September 30, 2000 assumes that the Company sold its Teleservices assets to the Buyer on the last reported balance sheet date, September 30, 2000. The accompanying pro forma condensed consolidated statements of operations for the for the year ended December 31, 1999 and for the nine month period ended September 30, 2000, assume the sale of the Telservices assets took place on January 1, 1999. The pro forma condensed consolidated statements of operations do not include the effect of the gain from the Company's sale of the Teleservices assets to the Buyer. The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the sale of Teleservices assets occurred during the periods presented, or which may be reported in the future. The accompanying pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto for the Company.

               BOSTON COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
               (In thousands, except share and per share amounts)
                                   (Unaudited)

ASSETS                                                                                    September 30, 2000
                                                                                          ------------------
                                                                          As Reported            Adjustments        Pro Forma
Current assets:
Cash, cash equivalents and short-term investments                               $40,076             $11,200(a)       $51,276
Accounts receivable, net of allowance for billing
  Adjustments and doubtful accounts of $1,987 in 2000
                                                                                 18,484                               18,484
Prepaid expenses and other assets                                                 2,140                                2,140
Assets held for sale                                                              3,758             (3,758)(b)            -
                                                                                --------             ----------       ------
     Total current assets                                                        64,458               7,442           71,900

Property and equipment, net                                                      43,194                               43,194
Goodwill and other assets                                                         3,429                                3,429
                                                                               --------                               -----
     Total assets                                                              $111,081               $7,442        $118,523
                                                                               ========               ======        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable & accrued expenses                                            $19,609              $2,600(c)       $22,209
  Current maturities of capital lease obligations                                 1,186                                1,186
                                                                              ---------                              --------
     Total current liabilities                                                   20,795                 2,600         23,395

Capital lease obligations, net of current maturities                              1,046                                1,046
Deferred income taxes                                                             2,557                                2,557
Shareholders' equity:
Common Stock,  voting,  par value $.01 per share,  35,000,000 shares authorized,
  16,967,040 shares issued
                                                                                   170                                   170
Additional paid-in capital                                                       94,863               900(d)          95,763
Treasury stock  (101,420 shares, at cost)                                         (673)                                 (673)
Accumulated deficit                                                             (7,677)             3,942(e)          (3,735)
                                                                                ---------            -------         -------
Total shareholders' equity                                                      86,683                 4,842          91,525
                                                                                -------                -----          ------
     Total liabilities and shareholders' equity                               $111,081                $7,442        $118,523
                                                                              =========               ======         ========


               BOSTON COMMUNICATIONS GROUP, INC. AND SUBSIDIARIES
            PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)


                                                                               Nine months ended September 30, 2000
                                                                            Historical          Adjustments      Pro Forma
Revenues:
  Prepaid wireless services                                                    $39,000                               $39,000
  Teleservices                                                                  22,050         $(22,050)(f)                -
  Roaming services                                                              13,952                                13,952
  System sales                                                                   3,307                                 3,307
                                                                                 -----                                 -----
Total Revenues                                                                  78,309             (22,050)           56,259

Expenses:
  Cost of service revenues                                                      38,822          (16,960)(f)           21,862
  Cost of system revenues                                                        1,570                                 1,570
  Engineering, research and development                                          5,822                                 5,822
  Sales and marketing                                                            4,167             (252)(f)            3,915
  General and administrative                                                     5,848             (756)(f)            5,092
  Depreciation and amortization                                                 13,920           (2,009)(f)           11,911
                                                                                ------           ----------           ------
Total operating expenses                                                        70,149             (19,977)           50,172
                                                                                ------             --------           ------
Operating income                                                                 8,160              (2,073)            6,087
Interest income                                                                  1,192               120(f)            1,312
                                                                                 -----               ------            -----
Income from continuing operations before income taxes                            9,352              (1,953)            7,399

Provision for income taxes                                                       3,727             (776)(f)            2,951
                                                                                 -----             --------            -----
Income from continuing operations                                               $5,625             $(1,177)           $4,448
                                                                                ======             ========           ======

Basic net income per common share:
   Continuing operations                                                         $0.34                                 $0.27
                                                                                 =====                                 =====
 Weighted average common shares outstanding                                     16,506                                16,506
                                                                                ======                                ======

Diluted net income per common share:
   Continuing operations                                                          $0.32                                 $0.26
                                                                                  =====                                 =====
   Weighted average common shares outstanding                                    17,370                                17,370
                                                                                 ======                                ======



                                                                          Year ended December 31, 1999
                                                                As Reported          Adjustments        Pro Forma

Revenues:
  Prepaid wireless services                                          $36,920                                   $36,920
  Teleservices                                                        40,870         $(40,870)(g)                    -
  Roaming services                                                    22,249                                    22,249
  System sales                                                        5,012                                     5,012
                                                                      ------                                    -----
                                                                     105,051             (40,870)               64,181
Expenses:
  Cost of service revenues                                            65,689          (35,175)(g)               30,514
  Cost of system revenues                                              3,434                                     3,434
  Cost of system revenues-one-time charge                              1,824                                     1,824
  Engineering, research and development                                6,045              (59)(g)                5,986
  Sales and marketing                                                  6,507             (432)(g)                6,075
  General and administrative                                           7,269           (1,024)(g)                6,245
  Depreciation and amortization                                      15,570            (2,785)(g)              12,785
                                                                     -------           ----------              ------
Total operating expenses                                             106,338             (39,475)               66,863
                                                                     -------             --------               ------

Operating income (loss)                                              (1,287)              (1,395)              (2,682)
Interest income                                                         896               (45)(g)                 941
                                                                        ----              -------                 ---
Income (loss) from continuing operations before income
taxes                                                                  (391)              (1,350)
                                                                                                               (1,741)
Provision (benefit) for income taxes                                   395               (541)(g)              (146)
                                                                       -----             --------               ----
Income (loss) from continuing operations
                                                                      $(786)               $(809)             $(1,595)
                                                                      ======               ======             ========

Basic and diluted net loss per common share:
   Continuing operations                                             $(0.05)                                   $(0.10)
                                                                     =======                                   =======
   Weighted average common shares
   Outstanding                                                        16,529                                    16,529
                                                                      ======                                    ======



NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2000 AND PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2000 (UNAUDITED AND IN THOUSANDS)

Note (1) Pro Forma Condensed Balance Sheet Adjustments


On November 7, 2000 Boston Communications Group, Inc., a Delaware corporation (the "Company"), closed the sale of its Teleservices Division to TeleTech Customer Care Management (Colorado), Inc., a Colorado corporation (the "Buyer"). The assets involved in the transaction were those used by the Company to provide teleservice support for inbound teleservices needs of subscribers of wireless communications carriers in the United States. The total consideration received by the Company in the transaction was $15 million, including a $13 million cash payment and the assumption by the Buyer of approximately $2 million of liabilities. Under the terms of the agreement, the Company could receive additional cash payments, totaling up to an additional $20 million over four years, based upon achievement of predetermined revenue targets for the Teleservices Division. Prior to the transaction, there were no material relationships between the Buyer and the Company or any of the Company's affiliates, directors or officers or any associate of any such director or officer. The following pro forma adjustments are required to reflect the Company's sale of the Teleservices assets to the Buyer as of September 30, 2000 (the balance sheet date):

     (a) To record the Company's net cash received from the sale to the Buyer ($12.8 less $1.6 in expenses).
     (b)  To eliminate the assets held for sale.
     (c) To record income taxes related to the gain on the disposition using 40% income tax rate.
     (d)  To record non-cash compensation expense related to the sale.
     (e)  To reflect the gain on the sale of the net assets.

Note (2) Pro Forma Condensed Consolidated Statements of Operations Adjustments

The following pro forma adjustments are required to reflect the pro forma condensed consolidated statements of operations as a result of the Company's sale of the assets to the Buyer for the periods ended December 31, 1999 and September 30, 2000. For purposes of the pro forma condensed consolidated statements of operations, it is assumed that the sale of the Teleservices assets occurred on January 1, 1999 so that the statements of operations would only include results from continuing operations and excludes the gain on disposition as a material nonrecurring event.

Nine Months Ended September 30, 2000

(f) To eliminate the effects of the Teleservices operations on the condensed consolidated statement of operations for the nine months ended September 30, 2000.


Year Ended December 31, 1999

(g) To eliminate the effects of the Teleservices operations on the condensed consolidated statement of operations for the year ended December 31, 1999.



(c)      Exhibits

2.1 Asset Purchase Agreement, dated as of October 11, 2000 by and among TeleTech Holdings, Inc., TeleTech Customer Care Management (Colorado), Inc., Boston Communications Group, Inc., Cellular Express, Inc. and Wireless TeleServices Corp.

99.1 Press release issued by Boston Communications Group, Inc. on November 8, 2000.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                BOSTON COMMUNICATIONS GROUP, INC.


                                By:__/s/  Karen A. Walker___________________

                                  Name:  Karen A. Walker
                                  Title:  Chief Financial Officer and Treasurer


Date: November 21, 2000

                                  EXHIBIT INDEX


    Exhibit No.                               Description of Exhibits
           2.1 * Asset Purchase Agreement, dated as of October 11, 2000 by and among TeleTech Holdings, Inc., TeleTech Customer Care Management (Colorado), Inc., Boston Communications Group, Inc., Cellular Express, Inc. and Wireless TeleServices Corp.

          99.1 Press release issued by Boston Communications Group, Inc. on November 8, 2000.


* Confidential treatment requested as to certain portions, which portions have been deleted and filed separately with Securities and Exchange Commission.

                                                                    Exhibit 2.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.







                            ASSET PURCHASE AGREEMENT
                                  by and among

                             TeleTech Holdings, Inc.

                                       and

               TeleTech Customer Care Management (Colorado), Inc.


                                       and

                        Boston Communications Group Inc.

                                       and

                             Cellular Express, Inc.

                                       and

                           Wireless TeleServices Corp.



                          Dated as of October 11, 2000

                            ASSET PURCHASE AGREEMENT

     ASSETPURCHASE AGREEMENT, dated as of October 11, 2000 (the "Agreement"), by and among TeleTech Holdings, Inc., a Delaware corporation ("Parent"), TeleTech Customer Care Management (Colorado), Inc., a Colorado corporation and wholly-owned subsidiary of Parent ("Purchaser"), Boston Communications Group Inc., a Massachusetts corporation ("BCGI"), Cellular Express, Inc., a Massachusetts corporation and wholly-owned subsidiary of BCGI ("Cellular") and Wireless TeleServices Corp., a Massachusetts corporation and wholly-owned subsidiary of BCGI ("Wireless TeleServices" and together with Cellular the "Sellers"). Each of the Purchaser, Parent, BCGI and the Sellers is referred to herein as a "Party" and collectively as the "Parties". RECITALS

         WHEREAS, the Sellers are engaged in the business of providing teleservice support for inbound teleservices needs of the subscribers of wireless communications carriers in the United States (the "Business"), which Business is referred to by the Sellers as the "Teleservices Division" (the "Division"); and

         WHEREAS, subject to the terms and conditions contained in this Agreement, the Sellers intend to sell, transfer and assign to Purchaser, and Purchaser intends to purchase and acquire from the Sellers, substantially all of the assets of the Division, all on the terms set forth herein; and

         NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                    ARTICLE I
                              DEFINITIONS AND TERMS

Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the ------------------- meanings set forth or as referenced below:

         "Affiliate" shall mean, as to any Person (i) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, (ii) any corporation or organization (other than a Subsidiary of such Person) of which such Person is an officer, director or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (iii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (iv) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of such Person or any of its parents or Subsidiaries. The term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

         "Agreement" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Assets" shall have the meaning set forth in Section 2.1(a) hereof.

         "Assignment and Assumption of Contracts Agreement" shall have the meaning set forth in Section 7.2(g) hereof.

         "Assumed Liabilities" shall have the meaning set forth in Section 2.1(c) hereof.

         "Balance Sheet" shall mean the balance sheet as of the Balance Sheet Date included in the Division Financial Statements.

         "Balance Sheet Date" shall mean September 30, 2000.

         "BCGI" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Bill of Sale" shall mean such bills of sale to be entered into by and between Purchaser and each of the Sellers and BCGI on the Closing Date pursuant to which each of the Sellers and BCGI will transfer the Assets held by it to Purchaser as contemplated by Section 2.1(a) of this Agreement, in form and substance reasonably satisfactory in each case to Purchaser and the applicable Seller or BCGI.

         "Business" shall have the meaning set forth in the Recitals hereof.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in Denver, Colorado and Boston, Massachusetts are authorized or obligated by law or executive order to close.

         "Cellular" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Closing" shall have the meaning set forth in Section 3.2 hereof.

         "Closing Date" shall have the meaning set forth in Section 3.2 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Computer Programs" shall mean (i) any and all computer software programs, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) all domain names and the content contained on the respective Internet site(s) and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Contracts" shall have the meaning set forth in Section 2.1(a) hereof.

         "Damages" shall have the meaning set forth in Section 8.2(a) hereof.

         "Division" shall have the meaning set forth in the Recitals hereof.

         "Division  Financial  Statements"  shall have the  meaning set forth in
Section 4.6(e) hereof.

         "Earn-Out  Adjustment  Amount"  shall  have the  meaning  set  forth in
Section 3.1(e) hereof.

         "Earn-Out Payment" shall have the meaning set forth in Section 3.1(c) hereof.

         "Employee Benefit Plan" shall mean any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan) or (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee  Pension  Benefit  Plan"  shall have the meaning set forth in
Section 3(2) of ERISA.

         "Employee  Welfare  Benefit  Plan"  shall have the meaning set forth in
Section 3(1) of ERISA.

          "Employment Offer Letter" shall mean an Employment Offer Letter, the form of which is attached hereto as Exhibit B.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Excluded Liabilities" shall have the meaning set forth in Section 2.1(d) hereof.

         "Excluded  Assets"  shall have the  meaning  set forth in  Section  2.2 hereof.

         "Financial Statements" shall have the meaning set forth in Section 4.6(a) hereof.

         "Governmental Authority" shall mean any national, federal, state, local
or  foreign  judicial,   legislative,   executive  or  governmental   regulatory
authority.

         "Hired Employees" shall mean William Lee, Raymond Smith and Sherry
          Leonard.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "Indebtedness" of any Person at any date shall include (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) and including earn-out or similar contingent purchase amounts, (ii) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under
capitalized   leases,  (iv)  all  obligations  of  such  Person  in  respect  of acceptances issued or created for the account of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (vi) all guarantees by such Person of obligations of others.

         "Instruments of Transfer" shall have the meaning set forth in Section 2.1(b) hereof.

         "Intellectual Property" shall mean all intellectual property rights used in the operation of the Division as currently conducted, including all patents and patent applications, trademarks, trademark registrations and applications, service marks, service mark registrations and applications, logos, designs, slogans and general intangibles of like nature, together with all goodwill related to the foregoing, trade names, copyrights, copyright registrations and applications, Computer Programs, technology, trade secrets, know-how, confidential confirmation, proprietary processes and formulae.

         "IRS" shall mean the Internal Revenue Service of the United States.

         "Knowledge" means actual knowledge after reasonable due inquiry of any officer or director of the applicable Person.

         "Laws" shall mean any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree, administrative order, or administrative and judicial decision.

         "Liabilities" shall mean debts, liabilities, commitments, obligations, duties and responsibilities of any kind and description, whether absolute, accrued, contingent, monetary or nonmonetary, direct or indirect, known or unknown, matured or unmatured or of any other nature.

         "Licenses" shall have the meaning set forth in Section 4.14(d) hereof.

         "Liens" shall mean any lien, pledge, mortgage, security interest, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, or any other encumbrance of any nature whatsoever; except liens for taxes not yet due and payable.

         "Litigation" shall mean any litigation, legal action, arbitration, proceeding, material demand, material claim or investigation pending, or to the Knowledge of the Sellers or BCGI threatened, against, affecting or brought by or against either of the Sellers or BCGI, relating to the Division or any of the Assets or Assumed Liabilities.

         "Marks" shall mean all trade names, trademarks, service marks, brand names, brand marks, fictitious names or other Intellectual Property relating thereto.

         "Material Adverse Effect" shall mean, with respect to the same or any similar events, acts, conditions or occurrences, whether individually or in the aggregate, a material adverse effect on or a material adverse change in (i) the Assets or the Assumed Liabilities, (ii) any of the business, prospects, condition (financial or otherwise), operations, assets or liabilities of the Division, (iii) the legality or enforceability against the Sellers of this

Agreement or (iv) the ability of each of the Sellers to perform its respective obligations and to consummate the transactions under this Agreement. For purposes of clauses (i) and (ii) of this definition and without limiting the generality of the foregoing, an effect or change with respect to the same or any similar event(s), act(s), condition(s) or occurrence(s) individually or in the aggregate with respect to which the Sellers would reasonably be expected to have $100,000 in the aggregate or more in Damages being asserted against, imposed upon or sustained by the Assets or the Division taken as a whole or a corresponding increase in the Assumed Liabilities shall constitute a "material adverse" effect or change.

         "Material Contracts" shall have the meaning set forth in Section 4.13(a) hereof.

         "Multiemployer Plan" shall have the meaning set forth in Section 3(37) of ERISA.

         "New Employees" shall have the meaning set forth in Section 6.10(a) hereof.

         "Nondelivered Asset" shall have the meaning set forth in Section 2.3 hereof.

         "Other Entity" shall have the meaning set forth in Section 4.2 hereof.

         "Parent" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Parties" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Party" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Permits" shall mean as to any Person, all licenses, permits, franchises, orders, approvals, concessions, registrations, authorizations and qualifications under any federal, state, local or foreign laws with any and all Governmental Authorities or with any and all industry or other non-governmental self-regulatory organizations that are issued to such Person.

         "Person"  shall  mean an  individual,  a  corporation,  a  partnership,
limited  liability  company,  an  association,   a  trust  or  other  entity  or
organization.

         "Preexisting Business" shall mean (a) any agreement, contract or arrangement existing as of the Closing Date for the provision of Teleservices Products and Services by Parent or its Affiliates; (b) Teleservices Products and Services business based upon outstanding or existing proposals of Parent or its Affiliates as of the Closing Date, to wit: AT&T Fixed Wireless Division (also known as, Digital Broadband) for provisioning, customer care, sales and billing support; Rogers Cantell Wireless division customer care; BellSouth Mobility provisioning and customer care; Qwest Wireless customer care and inbound sales and SBC Wireless Hispanic customer care; (c) any Teleservices Products and Services provided to Verizon Communications, or its successors and assigns, as deemed by Verizon Communications or its successor and assigns to be in substitution for Teleservices Products and Services currently provided by Parent or its Affiliates to Verizon's CLEC Division; and (d) any subsequent extensions, renewals, modifications and amendments related to the business described in subparagraphs (a), (b) and (c) above. For the avoidance of doubt, Preexisting

Business shall not include any business generated by Parent, Purchaser and any of their Affiliates, based exclusively upon the opportunity introduced to Parent by the Sellers relating to Verizon Communication's Great Lakes wireless communications business.

          "Prohibited  Transactions" shall mean any prohibited transaction under
Section 4975 of the Code or Section 406 or 407 of ERISA with respect to any Employee Benefit Plan.

         "Projections" shall have the meaning set forth in Section 4.6(c) hereof.

         "Purchase Price" shall have the meaning set forth in Section 3.1(a) hereof.

         "Purchaser" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Purchaser Indemnified Parties" shall mean Purchaser, Parent and their successors, assigns, Affiliates and the agents and employees of any of them.

         "Qualifying Revenue" for calendar years 2001, 2002, 2003 and 2004 shall mean the difference between (i) the sum of (y) the annual gross revenue recognized in accordance with US GAAP by Purchaser, Parent and any Affiliate of Purchaser or Parent for the respective calendar year derived solely from the following sources: (A) those Contracts set forth on Attachments 1 and 2 to the Assignment and Assumption of Contracts Agreement, and any subsequent renewals, work authorizations, amendments or modifications thereto entered into by Purchaser, Parent and any Affiliate of Purchaser or Parent; (B) any extension of the existing relationships with the parties to the

                    Confidential Materials omitted and filed
                         separately with the Securities
                            and Exchange Commission.
                           Asterisks denote omissions.

Contracts set forth on Attachments 1 and 2 to the Assignment and Assumption of Contracts Agreement, pursuant to new contracts or agreements for the provision of Teleservices Products and Services to wireless telecommunications carriers by Purchaser, Parent and any Affiliate of Purchaser or Parent, excluding any revenue derived from any Preexisting Business; (C) leads for the provision of Teleservices Products and Services to wireless teleservices carriers, (and any extension of the business relationship with those parties, provided that the agreements and arrangements from such leads generate revenue of $1,000,000, or more, within the first twelve (12) months after the operational date of such agreements and arrangements), provided by BCGI pursuant to the Strategic Relationship Agreement attached hereto as Exhibit D, between BCGI and Parent, resulting in commissionable payments under the Strategic Relationship Agreement; and (D) leads for the provision of Teleservices Products and Services to parties unrelated to wireless teleservices Business, excluding, however, any renewals, amendments or modifications thereto; plus (z) any revenue actually received by Purchaser, Parent or their Affiliates after June 15 of the respective calendar year, which revenue was recognized in a previous calendar year, beginning with revenue recognized in calendar year 2001; and (ii) the amount of such recognized revenue described is subsection (y) above that has not been actually received by Parent, Purchaser or any of their Affiliates on or before April 1 of the succeeding year.

         "Real Property" shall have the meaning set forth in Section 4.8(b) hereof.

          "Related Agreements" shall have the meaning set forth in Section 4.1 hereof.

          "Resolution Period" shall have the meaning set forth in Section 8.4(c) hereof.

         "Revenue Target" shall mean the following amounts for each of the respective calendar years: (i) $[**] for 2001; (ii) $[**] for 2002; (iii) $[**] for 2003; and (iv) $[**] for 2004.

         "Schedule" and any references to specific items therein shall mean the disclosure schedule delivered by the Sellers to Purchaser contemporaneously with the execution of this Agreement.

         "Sellers" shall have the meaning set forth in the introductory paragraph to this Agreement. Unless the context specifically provides otherwise, use of the term "Sellers" herein shall mean either of the Sellers individually and both of the Sellers collectively.

         "Sellers' 401(k) Plan" shall have the meaning set forth in Section 6.10(b) hereof.

         "Seller   Indemnified   Parties"  shall  mean  the  Sellers  and  their
successors, assigns, Affiliates and the agents and employees of any of them.

         "Sellers' Welfare Plans" shall have the meaning set forth in Section 6.10(a) hereof.

         "Software" means computer software, programs and databases of the Division in any form, including Internet web sites, web site content, member or user lists and information associated therewith and links, object code, run time, build time, protocols, operating systems and specifications, files, data, databases, database management code, utilities, user interfaces, menus, images, icons, forms, objects, screens, report formats, templates, methods of processing, software engines, platforms, data formats, encryption keys and other security features, all versions, updates, corrections, enhancements, and modifications thereof, and all related documentation, developer and design notes, comments and annotations.

         "Statement of Revenue" shall have the meaning set forth in Section 3.1(h) hereof.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, of which such Person or any other subsidiary of such person beneficially owns a majority of the voting or equity interests.

         "Tax Law" shall mean any Law relating to Taxes.

         "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

         "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any Governmental Authority, including income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

         "Teleservices Products and Services" shall mean customer care solutions for third parties from basic customer assistance to full 24x7 duplication of customer care environments. In addition, services include implementation, training and consulting with respect to customer care solutions.

         "Treasury Regulations" shall mean the United States Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding U.S. Income Tax Regulations).

         "US GAAP" means the United States generally accepted accounting principles.

         Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation" even if not followed actually by such phrase unless the context expressly provides otherwise. Unless otherwise expressly defined, terms defined in the Agreement shall have the same meanings when used in any Exhibit or Schedule and terms defined in any Exhibit or Schedule shall have the same meanings when used in the Agreement or in any other Exhibit or Schedule. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "made available" in this Agreement shall mean that the information referred to has been made available by the Party in question. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the introductory paragraph of this Agreement. References to "dollars" or "$" in this

Agreement  shall  mean  United  States  dollars  unless  the  context   provides
otherwise.

                                   ARTICLE II
                      ACQUISITION AND DISPOSITION OF ASSETS

         Section 2.1       Purchase and Sale of Assets

                  (a) Upon the terms and subject to the conditions of this Agreement, at the Closing the Sellers and BCGI will sell, convey, assign, transfer and deliver to Purchaser, and Purchaser will purchase and pay for, all of the Sellers' and BCGI's right, title and interest in and to all of the assets listed on Schedule 2.1(a), which consist of all of the properties, assets, claims, contracts, Intellectual Property and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, used in the operation of and constituting the Division (collectively the "Assets"), except the Excluded Assets including, without limitation, the following:

                    (i)  all  Intellectual  Property of the  Division  listed on
                         Schedule 2.1(a)(i);

                    (ii) all contracts,  agreements,  contract  rights,  license agreements, purchase and sales orders, quotations and other executory commitments of each Seller and BCGI entered into in connection with the operation of the Division listed on Schedule 2.1(a)(ii) (the "Contracts");

                    (iii)all Computer  Programs,  computer equipment and related software and software licenses, office equipment and other personal property of the Division listed on
                         Schedule 2.1(a)(iii);

                    (iv) all  books of  account,  customer  and  supplier  lists
                         including  addresses,   drawings,   files,  papers  and
                         records of or relating to the Division;

                    (v) all deposits, advance payments, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refund of the Division listed on
                         Schedule 2.1(a)(v);

                    (vi) all claims,  rights and causes in action  against third parties and all rights to insurance proceeds relating to any damage, destruction or impairment of the Assets;

                    (vii)subject  to  the  receipt  of  necessary   consents  or
                         approvals to transfer pursuant to the transactions contemplated in this Agreement, all licenses, permits, consents and certificates of any regulatory, administrative or other governmental agency or body issued to or held by each Seller necessary to the conduct of the business of the Division;

                    (viii) all fixed assets and inventory of the Division;

                    (ix) the leasehold interests list on Schedule 2.1(a)(ix) and all of the Sellers' rights in leasehold improvements related thereto;

                    (x) all goodwill, if any, associated with the Assets and the Division; and

                    (xi) all other  miscellaneous  items  set forth on  Schedule
                         2.1(a)(xi).

          (b) The sale, conveyance, assignment, transfer and delivery of the Assets will be effected by delivery by the Sellers and/or BCGI to Purchaser of (i) the Bill of Sale, (ii) the Assignment and Assumption of Contracts Agreement and (iii) such other good and sufficient instruments of conveyance, transfer and assignment (together with the Bill of Sale and the Assignment and Assumption of Contracts Agreement, the "Instruments of Transfer") as shall be necessary to vest in Purchaser full right, title and interest in and to the Assets.

          (c) Upon the terms and subject to the conditions of this Agreement, including but not limited to the exceptions set forth in Section 2.1(d), at the Closing Purchaser will (i) assume and agree to pay, perform and discharge as and when due the liabilities and obligations of the Sellers or BCGI listed in Schedule 2.1(c)(1) and (ii) assume and agree to perform and discharge all of the liabilities and obligations under the agreements listed on Schedule 2.1(c)(2), which relate to the Division and are to be performed on or after the Closing Date (collectively, the "Assumed Liabilities"). The assumption of the Assumed Liabilities by Purchaser will be effected by delivery by Purchaser to the Sellers of the duly executed Assignment and Assumption of Contracts Agreement.

          (d) Except for the Assumed Liabilities and as may be expressly provided for in this Agreement, Purchaser shall not assume and neither the Sellers, BCGI nor their Affiliates shall assign to Purchaser and the Sellers, BCGI and their Affiliates, as is appropriate, shall remain liable for, any liability or obligation, direct or indirect, absolute or contingent, of the Sellers, BCGI or any Subsidiary, division, associate or Affiliate of the Sellers, BCGI or of any Person, relating to (i) Taxes with respect to or attributable to the Assets for all taxable periods through the Closing Date or the properties, business or operations of the Sellers, BCGI or any Subsidiary, division, associate or Affiliate of the Sellers or BCGI and Taxes of the Sellers or BCGI with respect to or attributable to the transactions contemplated hereby or otherwise, (ii) any liabilities associated with the Excluded Assets, (iii) any other liabilities of the Sellers or BCGI not listed on Schedule 2.1(c)(1) including, without limitation, any other Indebtedness of the Sellers or BCGI and all noncompete payments, change of control payments, outstanding severance payments, liabilities related to the Assets, loans to or from officers or shareholders, amounts related to intercompany balances and obligations related to prior acquisitions, of the Sellers or BCGI and (iv) any other liabilities or obligations of the Sellers, BCGI or their Affiliates not expressly assumed by Purchaser (subsections (i) through (iv) collectively referred to as the "Excluded Liabilities").

         Section 2.2 Excluded Assets The Assets shall not include any assets of the Sellers or BCGI set forth on Schedule 2.2 (collectively, the "Excluded Assets"), including without limitation all accounts receivable, cash and any tax refunds of the Sellers for operations of the Division on or prior to the Closing, all of the Sellers' and BCGI's right, title and interest in and to which shall be retained by the Sellers or BCGI, as applicable.

         Section 2.3 Nondelivered Assets. Notwithstanding anything else contained in this Agreement, in the event that an Asset is not delivered by the Sellers or BCGI to Purchaser at Closing (a "Nondelivered Asset"), the Sellers or BCGI shall deliver such Asset to Purchaser as soon as the Sellers or BCGI have actual knowledge of the existence of such Nondelivered Asset; provided, however, that if any equipment listed on Schedule 2.3 shall remain on the premises of the Sellers or BCGI thirty (30) days after the Closing, then Purchaser shall pay to the Sellers the sum of $1,000.00 per month until Purchaser gives written notice to the Sellers that Purchaser no longer requires the use of such equipment, which shall not be more than twelve (12) months following the Closing. Any equipment left on the premises for more than twelve (12) months after the Closing may be disposed of by the Sellers. Purchaser shall pay the costs of maintenance of such equipment while on the premises of the Sellers and the costs of disposal of such equipment. Purchaser shall insure the equipment against loss at its own expense. If Purchaser desires to have the equipment shipped to another location, it shall give prior written notice to the Sellers, and Purchaser shall arrange to have the equipment moved at its expense.

         Section 2.4 No Assignment If Breach. Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any of the Assets, or to assume any Assumed Liabilities, if the attempted assignment or assumption of the same, as a result of the absence of the consent or authorization of a third party, would constitute a breach or default under any lease, agreement, encumbrance or commitment or would in any way adversely affect the rights, or increase the obligations, of any Party with respect thereto or would otherwise affect the ability of the Purchaser to receive the benefit of the Assets. If any such consent or authorization is not obtained, or if an attempted assignment or assumption would be ineffective or would adversely affect the rights or benefits or increase the obligations of Purchaser with respect to any such Assets or Assumed Liabilities, as appropriate, then the Parties shall enter into such reasonable cooperative arrangements (including without limitation sublease, agency, partial closing, management, indemnity or payment arrangements and enforcement at the cost and for the benefit of Purchaser of any and all rights of the Sellers against an involved third party) to provide the Parties with such benefits and obligations as most closely approximate those contemplated by this Agreement.


                                   ARTICLE III
                              PAYMENT AND DELIVERY

         Section 3.1       Purchase Price; Allocation; Earn-Out

         (a) Purchase Price and Payment. The total purchase price under this Agreement shall be the sum of FIFTEEN MILLION DOLLARS ($15,000,000.00), less the amount of the Assumed Liabilities described on Schedule 2.1(c) (the "Purchase Price"). On the Closing Date, Purchaser will (i) deliver to Wireless TeleServices the Purchase Price payable to Wireless TeleServices in immediately available United States funds by wire transfer in accordance with the terms and provisions set forth herein and (ii) assume the Assumed Liabilities.

         (b) Allocation of Consideration. The aggregate consideration paid by Purchaser to Wireless TeleServices pursuant to Section 3.1(a) hereof, shall be allocated among the Assets as set forth on Exhibit A attached hereto. Exhibit A shall also set forth the specific Seller and Purchaser of the Assets for which a portion of the Purchase Price is being allocated thereunder. The allocation of the Purchase Price was bargained and negotiated for and each Party hereto shall file all Tax Returns (including Form 8594 which has been agreed upon by the Purchaser and the Sellers) in a manner consistent with Exhibit A. As soon as reasonably practicable, Purchaser will propose a preliminary Form 8594 and submit such Form 8594 for Sellers' review and concurrence.

    Confidential                                 Materials   omitted  and  filed
                                                 separately  with the Securities
                                                 and    Exchange     Commission.
                                                 Asterisks denote omissions.


         (c) Earn-Out Payment. If the Qualifying Revenue for calendar year 2001, 2002, 2003 or 2004 equals or exceeds the respective Revenue Target for the applicable year, subject to Section 8.4 hereof, Purchaser or Parent shall pay to Wireless TeleServices, in cash in immediately payable funds pursuant to Section 3.1(h) hereof, an amount equal to $[**](the "Earn-Out Payment") (subject to adjustment pursuant to Section 3.1(d) below). No Earn-Out Payment may be earned for revenues recognized after December 31, 2004.

         (d) Earn-Out Payment Adjustment. The Earn-Out Payment to be paid by Purchaser or Parent with respect to any applicable year shall be adjusted up or down based on the Qualifying Revenue applicable for such year as a percentage of the applicable Revenue Target for such year in accordance with the following schedule:

                  (i) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive[**]% of the Earn-Out Payment;

                  (ii) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment;

                  (iii) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment;

                  (iv) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment;

                  (v) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive * of the Earn-Out Payment ;

                  (vi) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment;

                    Confidential Materials omitted and filed
                         separately with the Securities
                            and Exchange Commission.
                           Asterisks denote omissions.


                  (vii) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment;

                  (viii) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment;

                  (ix) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment;

                  (x) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment;

                  (xi) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive[**]% of the Earn-Out Payment;

                  (xii) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target but less than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment; and

                  (xiii) if Qualifying Revenue is equal to or greater than [**]% of the applicable Revenue Target, Wireless TeleServices shall be entitled to receive [**]% of the Earn-Out Payment.

Wireless TeleServices is not entitled to receive the Earn-Out Payment in any year in which Qualifying Revenue is less than [**]% of the applicable Revenue Target for such year.

         (e) Earn-Out Recalculation. In the event that either Parent or Purchaser collects any revenue after April 1st and on or before June 15th of the calendar year following the calendar year in which such revenue was recognized in accordance with US GAAP, Qualifying Revenue for such prior year shall be recalculated to include such collected revenue. If, based upon such recalculation, Wireless TeleServices would have been entitled to an Earn-Out Payment for such calendar year or a greater Earn-Out Payment than was actually earned for such calendar year, Purchaser shall pay to Wireless TeleServices the positive difference between the adjusted Earn-Out Payment based upon the recalculation of Qualifying Revenue less the Earn-Out Payment, if any, originally earned by Wireless TeleServices pursuant to Section 3.1(c) (such difference being the "Earn-Out Adustment Amount"). The Purchaser shall pay any Earn-Out Adjustment Amount in cash in immediately available funds on or before June 30 of the applicable year. No adjustment pursuant to this Section 3.1(e) shall be made for any revenue collected after June 15, 2005.

         (f) Limitations on Earn-Out Payments. Notwithstanding the obligations of Purchaser under Sections 3.1(c) and 3.1(d) to pay the Earn-Out Payments upon the attainment of the Revenue Targets and under Section 3.1(e) to pay the Earn-Out Adjustment Amounts, in no event shall the aggregate of all Earn-Out Payments and Earn-Out Adjustment Amounts earned exceed $20,000,000. At such time as the Sellers have earned Earn-Out Payments and Earn-Out Adjustment Amounts equal to $20,000,000., the provisions of Sections 3.1(c), 3.1(d) and 3.1(e) shall be of no further force and effect.

         (g) Earn-Out Guaranty. Parent, by its execution of this Agreement, does hereby guarantee the payment of any and all Earn-Out Payments and Earn-Out Adjustment Amounts payable under the terms hereof. Subject to Section 8.4 hereof, if Purchaser fails to pay any Earn-Out Payment or Earn-Out Adjustment Amount due hereunder, Parent will make such payment.

         (h) Payment and Audit Rights. Purchaser and Parent shall maintain records of Qualifying Revenue under the terms of this Agreement. All such records shall be maintained in accordance with recognized accounting practices. For each of the calendar years ended 2001, 2002, 2003 and 2004, Parent shall prepare and deliver, or cause to be delivered, to BCGI at a reasonable time after the determination of Qualifying Revenue for each such year (but in no event later than April 5 of the applicable calendar year), a certificate of the Parent's Chief Financial Officer stating the determination of Qualifying Revenue for such calendar year, which statement shall in reasonable detail set forth the basis for such determination (the "Statement of Revenue"). Unless there is an objection to the Statement of Revenue as provided below, any Earn-Out Payment due hereunder shall be paid no later than fifteen (15) days following delivery to BCGI of the Statement of Revenue. Within ten (10) days following the delivery of the Statement of Revenue by Parent to BCGI, BCGI may provide written objection to Parent of the calculation of Qualifying Revenue. If BCGI so objects, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within twenty (20) days of any objection by BCGI, the Parties shall appoint one of the five largest independent certified public accountants, as shall be mutually agreed, who shall, at the Sellers' and Purchaser's joint expense, review the Statement of Revenue and determine the amount of Qualifying Revenue. The finding of such accounting firm shall be binding on the Parties. The Sellers shall have the right to examine and audit, at their own cost and expense, the records of Purchaser upon which the Statement of Revenue has been prepared, during normal business hours upon reasonable advance written notice.

         Section  3.2  Closing.  Subject to the terms of Article VII and Section
2.3 hereof, the sale, conveyance, assignment, transfer and delivery of the Assets by the Sellers and payment of the Purchase Price and assumption of the Assumed Liabilities by Purchaser (hereinafter called the "Closing") shall take place on or before December 31, 2000 at the offices of Hogan & Hartson L.L.P., 1200 17th Street, Suite 1500, Denver, Colorado 80202, or on such other date, time and place as may be mutually agreed upon by the Parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date." Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the Parties hereto agree that the closing of the transactions contemplated herein shall be deemed to take effect at 12:01 A.M. (Mountain Time) on the Closing Date.

        Section 3.3 Deliveries by the Sellers. At the Closing, the Sellers and BCGI shall deliver or cause to be delivered to Purchaser:

          (a) A duly executed Bill of Sale relating to the Assets referred to in Section 2.1 hereof;

          (b) Such other good and sufficient Instruments of Transfer as shall be necessary to vest in Purchaser all of the Sellers' and BCGI's title to the Assets free and clear of all Liens;

          (c)  The certificate referred to in Section 7.2(d) hereof;

          (d) Copies of all consents, approvals, authorizations, agreements and other documentation required pursuant to Section 7.2 hereof;

          (e) Strategic Relationship Agreement duly executed by BCGI in the form attached hereto as Exhibit D;



          (f)  Employment Offer Letters, duly executed by the Hired Employees;

          (g) CCST License and Maintenance Agreements, duly executed by the Sellers and BCGI in the forms attached hereto as Exhibit F.

          (h) Assignment and Assumption of Contracts Agreement, duly executed by the Sellers and BCGI in the form attached hereto as Exhibit E.

          (i) Unanimous written consents and approvals of this Agreement and all actions contemplated hereby by the Boards of Directors of the Sellers and BCGI and the shareholders of the Sellers;

          (j) Legal opinion of Ropes & Gray in the form attached hereto as Exhibit C; and


          (k)  Such  other  documents,   instruments  and  writings   reasonably
               requested by

          Purchaser at or prior to the Closing.  Purchaser  will  thereupon take
               actual   possession   of  the  Assets  and  assume  the   Assumed
               Liabilities.

          Section 3.4 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to the Sellers ----------------------- and/or BCGI:

          (a) The Purchase Price payable in immediately available United States funds by wire transfer to such account or accounts as are designated by the Sellers;

          (b) A duly executed Assignment and Assumption of Contracts Agreement relating to the Assumed Liabilities, referred to in Section 2.1(c) hereof;

          (c)  The certificate referred to in Section 7.3(c) hereof;

          (d)  Employment Offer Letters with respect to the Hired Employees; and

          (e)  Such  other   documents,   instruments  and  writing   reasonably
               requested by the Sellers at or prior to the Closing.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The following representations and warranties are made to Purchaser and Parent jointly and severally by the Sellers and BCGI:

         Section 4.1 Authorization and Validity. Each of the Sellers and BCGI have full corporate, power and authority to enter into this Agreement, the Instruments of Transfer and the Strategic Relationship Agreement and the CCST License and Maintenance Agreements (the "Related Agreements") and to carry out their obligations hereunder and thereunder. The execution, delivery and performance by each of the Sellers and BCGI of this Agreement, the Instruments of Transfer and the Related Agreements, and the consummation by the Sellers and BCGI of the transactions contemplated hereby and thereby, have been duly and validly authorized by the boards of directors of each of the Sellers and BCGI and the shareholders, as applicable, thereof and no other corporate proceeding on the part of the Sellers or BCGI, or the shareholders thereof, is necessary to authorize the execution and delivery by the Sellers and BCGI of this Agreement, the Instruments of Transfer and the Related Agreements, or the consummation by the Sellers and BCGI of the transactions contemplated hereby or thereby. This Agreement, the Instruments of Transfer and the Related Agreements have been duly and validly executed and delivered by the Sellers and BCGI and, assuming the same constitute a valid and binding obligation of any other Parties hereto or thereto, constitute a valid and binding obligation of the Sellers and BCGI enforceable against the Sellers and BCGI in accordance with their terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.2 Subsidiaries. Schedule 4.2 sets forth the name, form of organization, jurisdiction of organization, capitalization and percentage ownership of any Person in which the Sellers directly or indirectly own any equity or other ownership interest (an "Other Entity") other than such interests that are Excluded Assets. Except as set forth on Schedule 4.2, the Sellers have no Subsidiaries. All outstanding shares of capital stock, partnership interests and other ownership interests of each Other Entity are owned beneficially and of record by the Sellers free and clear of any Liens, preemptive rights and similar rights. Except for the Other Entities, neither of the Sellers owns any equity or other ownership interests in any other Person.

         Section 4.3 Organization. Each Seller and BCGI (i) is duly organized, validly existing and in good standing in accordance with the Laws of the state of its incorporation, (ii) has full corporate power and authority to own all of its properties and assets, including the Assets, and to carry on its business as it is now being conducted and (iii) is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Sellers have delivered to Purchaser a complete and correct copy of the certificate of incorporation and bylaws or other organizational documents of each of the Sellers. Such organizational documents are in full force and effect and neither of the Sellers is in material violation of any provision of such organizational documents.

         Section 4.4 No Conflict. Except as set forth on Schedule 4.4, neither the execution, delivery or performance of this Agreement or the other documents and instruments to be executed and delivered by the Sellers or BCGI pursuant hereto, nor the consummation by the Sellers or BCGI of the transactions contemplated hereby or thereby, nor compliance by the Sellers or BCGI with any of the provisions hereof or thereof, will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of the Sellers or BCGI, (ii) constitute a change in control under or require the consent from or the giving notice to a third party, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any Lien upon any of the Assets pursuant to, any of the terms, conditions or provisions of any contractual obligation of either of the Sellers or BCGI, (iii) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to the Sellers or BCGI or to which any of their properties or assets (including the Assets) may be bound or (iv) result in triggering any right of first refusal or other right under any shareholder, partnership or joint venture agreement to which either of the Sellers or BCGI is a party, except in the case of clauses (ii), (iii) or (iv) for such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 4.5 Governmental Consents. Except for the filing and expiration of the applicable waiting period required by the HSR Act, or the earlier termination thereof, no consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

          Section  4.6  Financial   Statements;   No  Undisclosed   Liabilities;
               Forecasts.


(a)BCGI has made available to Parent and Purchaser the (i) audited, consolidated financial statements of BCGI for the fiscal years ended December 31, 1997, 1998 and 1999, and (ii) the unaudited, consolidated financial statements  of BCGI  for the  six  (6)  month  period  ended  June  30,  2000
   (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with US GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents the financial position, results of operations and cash flows of BCGI as at the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of the unaudited statements, to normal and recurring year end adjustments that would not have a Material Adverse Effect). The unaudited financial statements of the Division for the fiscal years ended December 31, 1997, 1998, 1999 and the nine (9) month period ended September 30, 2000 (the "Division Financial Statements") are attached hereto as Exhibit 4.6(a). The Division Financial Statements have been prepared in accordance with US GAAP applied on a consistent basis for the periods indicated (other than the ommission of footnote disclosure thereto), and present fairly in all material respects the operations and financial condition of the Division for the periods and as of the dates indicated (subject to normal and recurring year-end adjustments which would not have a Material Adverse Effect).
                  (b) Neither the Sellers nor BCGI have any Liabilities that would be material to the business of the Division, except for such Liabilities as (i) are set forth on Schedule 4.6(b) hereto, (ii) are reflected on the

Balance Sheet or (iii) were incurred since December 31, 1999 or the Balance Sheet Date (as appropriate) in the ordinary course of business consistent with past practice and which individually and in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

                  (c) The Sellers and BCGI have provided to Purchaser and Parent income statement forecasts and projections with respect to the Division (the "Projections"), which are attached hereto as Schedule 4.6(c). The Projections have been prepared in good faith and are based upon reasonable assumptions; however, the actual results may vary materially from the Projections. The Sellers and BCGI are not aware of any facts or other information that could result in the Projections being materially inaccurate or untrue.

         Section 4.7 Absence of Certain Changes or Events. Except as contemplated herein or as set forth on Schedule 4.7, since the Balance Sheet Date, (i) the Sellers and BCGI have conducted the business of the Division only in the ordinary course and consistent with past practice, (ii) there have not been any developments or events which have had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) neither the Sellers nor BCGI has taken any of the following actions:

(a)(A) sold, leased, transferred or disposed of any Assets, other than assets that individually or in the aggregate would not be material, in either case, in the ordinary course of business of the Division consistent with past practice, (B) incurred any Lien thereupon, except for Liens incurred in the ordinary course of business consistent with past practice which Liens would not in the aggregate be material, (C) acquired or leased any assets of the Division other than assets that individually or in the aggregate would not be material in the ordinary course of business consistent with past practice or
   (D) entered into any  commitment or  transaction  with respect to (A), (B) or
   (C) above;
                  (b) (A) incurred, assumed or refinanced any Indebtedness of the Division or (B) made any loans, advances or capital contributions to, or investments in, any Person binding upon the Division;

                  (c) (A) changed any of the accounting or tax principles, practices or methods used by the Sellers, except as required by changes in applicable Tax Laws or (B) changed reserve amounts or policies;

                  (d) made any change in the compensation payable or to become payable to any of the officers, directors, employees, agents, consultants or Persons acting in a similar capacity of the Division (other than general increases in wages to employees who are not officers or directors or Persons acting in a similar capacity of the Division in the ordinary course consistent with past practice), or to Persons providing management services to the Division, entered into or amended any employment, severance, consulting, termination or other agreement or employee benefit plan of the Division or made any loans to any of the Division's officers, directors, employees, agents or consultants or Persons acting in a similar capacity or made any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

                  (e) paid or made any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Person acting in a similar capacity of the Division or paid or agreed to pay or made any accrual or arrangement for payment to any officers, directors, employees or Persons acting in a similar capacity or Affiliates of the Division of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice, and, from the Balance Sheet Date, adopted or paid, granted, issued, accelerated or accrued any deferred salary or other deferred payments or benefits not in the ordinary course of business consistent with past practice pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant or Person acting in a similar capacity of the Division, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner consistent with the foregoing;

                  (f)      entered into any collective bargaining agreement;

                  (g) made any payments (other than regular compensation payable to officers and employees or Persons acting in a similar capacity of the Division in the ordinary course of business consistent with past practice), loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with, the Division's officers, directors, employees, agents, consultants or Persons acting in a similar capacity, stockholders, associates or family members;

                  (h) made or authorized any capital expenditures for the Division, except in the ordinary course of business consistent with past practice not in excess of $10,000 individually or $25,000 in the aggregate;

                  (i) incurred any Taxes for the Division, except in the ordinary course of business consistent with past practice;

                (j) settled or compromised any Tax liability or agreed to any adjustment of any Tax attribute or made any election with respect to Taxes of the Division;

                (k) failed to duly and timely file any Tax Return with the appropriate Governmental Authorities required to be filed by it in a true and complete and correct form or to timely pay all Taxes shown to be due thereon;
                (l) (A) entered into, amended, renewed or terminated or waived any right under, any Material Contract of the Division, or, except in the ordinary course of business consistent with past practice, any other agreement with respect to the Division or (B) taken any action or failed to take any action that, with or without either notice or lapse of time, would constitute a material default under any Material Contract of the Division;

                  (m) (A) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (B) failed to make timely payments, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

                  (n) failed to renew (at levels consistent with presently existing levels), terminated or amended or failed to perform any of its obligations or permitted any material default to exist or caused any material breach under, or entered into (except for renewals in the ordinary course of business consistent with past practice), any material policy of insurance relating to the Assets;

                  (o) disposed of or permitted to lapse any material Intellectual Property of the Division;or

                  (p) provided any confidential information of the Division to any Person, other than to Purchaser and Parent, except in the ordinary course of business consistent with past practice or otherwise pursuant to appropriate confidentiality agreements, and except as required by any Law, any existing agreements set forth on Schedule 4.14 or as may be reasonably necessary to secure or protect intellectual or other property rights of any of the Sellers.

         Section 4.8       Property, Assets.
                           ----------------

                  (a) The Assets constitute all of the properties, assets, claims, contracts, Intellectual Property, and businesses of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, used in the operation of and constituting the Division. The Sellers and BCGI own, or otherwise have a valid leasehold (or license, in the case of off-the-shelf software) interest providing sufficient and legally enforceable rights to use, all of the property and assets necessary or otherwise material to the conduct of the business of the Division. The Sellers and BCGI have good and marketable title to, a valid leasehold interest in, or a license to use all Assets whether or not reflected on the Balance Sheet or acquired since the Balance Sheet Date, free and clear of all Liens (other than Liens set forth in Schedule 4.8(a) hereof), other than immaterial assets disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice. Such assets are generally in good operating condition and repair (ordinary wear and tear excepted), have been maintained in accordance with reasonable maintenance practices and are suitable for their present uses. Other than BCGI's equity ownership interests in each of the Sellers, BCGI does not own or otherwise have any leasehold or license interest in any property and assets necessary or otherwise material to the operation of the conduct of the Division.

                  (b) Schedule 4.8(b) contains a list of all real property leased by the Sellers ("Real Property") in connection with the conduct of the business of the Division. The Sellers have valid leasehold interests in the Real Property, free and clear of all Liens except for defects in title, Liens suffered or granted by any landlord, or Liens which do not and will not materially interfere with the use of the Real Property as presently used or intended by the Sellers to be used, otherwise materially impair business operations at such properties, or materially detract from the value of the Real Property as presently used or intended by the Sellers to be used. The current use of the Real Property by the Sellers does not violate the certificate of occupancy thereof or, to the Knowledge of the Sellers, any local zoning or similar land use or other Laws. None of the Sellers has received notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the Real Property.

                  (c) Schedule 4.8(c) sets forth as of September 30, 2000, a complete and accurate list of all furniture, equipment, automobiles and all other tangible personal property (including its net book value) owned by, in the possession of, or used by the Sellers in connection with the business of the Division. Except for personal property leases, such personal property is not held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement. None of such personal property is located other than in the possession of the Sellers.

         Section 4.9       Litigation and Claims, Compliance with Laws.
                           -------------------------------------------

                  (a) Schedule 4.9(a) sets forth all Litigation as of the date hereof, including the name of the claimant, the date of the alleged act or omission and a detailed narrative as to the nature of the alleged act or omission in connection with such matters. Neither the Sellers, BCGI nor the Assets are subject to any order, consent decree, settlement or similar agreement with any Governmental Authority relating to the Division. There is no judgment, injunction, decree, order or other determination of an arbitrator or Governmental Authority specifically applicable to BCGI, the Sellers or any of their properties or assets relating to the Division. Except as disclosed on
Schedule   4.9(a),   there  is  no  Litigation   relating  to  alleged  unlawful
discrimination or sexual harassment. As of the date hereof, there is no Litigation which seeks to prevent consummation of the transactions contemplated hereby or which seeks material damages in connection with the transactions contemplated hereby.

                  (b) Except as set forth in Schedule 4.9(b), BCGI and each of the Sellers have complied and are in compliance with all Laws (excluding Environmental Laws) applicable to BCGI and the Sellers and their respective business. Except as set forth in Schedule 4.9(b), BCGI and the Sellers hold all material licenses, permits and other authorizations of Governmental Authorities necessary to conduct their respective business as now being conducted or, under currently applicable Laws, to continue to conduct their respective business as now being conducted. Except as set forth in Schedule 4.9(b), there is no intent to make any changes in the conduct of the businesses of BCGI or the Sellers related to the Division that will result in or cause BCGI or the Sellers to be in noncompliance with applicable Laws or that will require changes in or a loss of any such licenses, permits or other authorizations or an increase in any expenses related thereto. Such licenses, permits and other authorizations as aforesaid held by BCGI and the Sellers are valid and in full force and effect, and there are no (i) actions pending or, to the Knowledge of BCGI and the Sellers, threatened or (ii) investigations pending or, to the Knowledge of BCGI and the Sellers, threatened that could result in the termination, impairment or non-renewal thereof.

         Section 4.10 Taxes. The Sellers and BCGI have timely filed or caused to be filed with the appropriate federal, state and local Governmental Authorities all Tax Returns required to be filed with respect to or attributable to BCGI and the Sellers and each such Tax Return is true, complete and correct in all material respects. All Taxes owed by BCGI and the Sellers (whether or not shown on any Tax Return ), except those which are not yet due and payable, have been paid. Neither BCGI nor the Sellers is currently the beneficiary of any extension of time within which to file any Tax Return. All Taxes required to be withheld by or with respect to BCGI and the Sellers have been timely paid or, if applicable, withheld and paid to the appropriate Governmental Authority. There are no deficiencies or assessments of Taxes from any Governmental Authority with respect to or attributable to BCGI or the Sellers. There are no ongoing audits or examinations of any of the Tax Returns relating to or attributable to BCGI or the Sellers and (v) BCGI or the Sellers have not granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to or attributable to BCGI or the Sellers. No claim has ever been made by a Governmental Authority in a jurisdiction where either BCGI or the Sellers do not file Tax Returns that either BCGI and the Sellers are or may be subject to taxation by that jurisdiction.

         Section 4.11 Environmental Matters. The Sellers and BCGI to their Knowledge are in all material respects in compliance with the provisions of all Laws relating to pollution, protection of the environment or occupational safety and health applicable to them or to real property owned or leased by them or to the use, operation or occupancy thereof. The Sellers and BCGI have not engaged in any activity in material violation of any provision of any Law relating to pollution, protection of the environment or occupational safety and health. The Sellers and BCGI do not have any material liability, absolute or contingent, under any federal, state or local law relating to pollution, protection of the environment or occupational safety and health.

         Section 4.12      Material Contracts.
                           ------------------

                  (a) Schedule 4.12 lists (without duplication) each of the following contracts and other agreements (or, in the case of oral contracts, summaries thereof) relating to the business of the Division to which any of the Sellers or BCGI is a party or by or to which the Sellers, BCGI or any of their assets or properties is bound or subject (such contracts and agreements being "Material Contracts"):

                    (i) any agreements relating to franchise operations, and agreements with or relating to any committee or organization of, or representing, franchisees or franchisors;

                    (ii) any  advertising,  market  research and other marketing agreements;

                    (iii)any  employment  (other than standard  sales  associate agreements and oral at-will employment agreements), severance, non-competition, consulting or other agreements of any nature (other than standard sales associate agreements and oral at-will employment agreements) with any current director, officer or employee of the Division;

                    (iv) any  agreements  restricting  the ability of any of the
                         Sellers or BCGI to incur Indebtedness;

                    (v) any agreements relating to the making of any loan or advance by any of the Sellers or BCGI;

                    (vi) any agreements relating to Indebtedness,  interest rate
                         swap  or  hedging  arrangements,   sale  and  leaseback
                         transactions or other similar financing transactions;

                    (vii)any  agreements  providing for the  indemnification  by any of the Sellers or BCGI of any Person, except those entered into in the ordinary course of business which are not material to any of the Sellers or BCGI;

                    (viii) any agreements with any Governmental Authority;

                    (ix) any agreements  relating to the purchasing of goods by, or the furnishing of services to, any of the Sellers or BCGI (A) requiring financial commitments in excess of $10,000 or (B) having a term which is greater than six months and which is not terminable by the Seller party thereto or BCGI on less than 90 days' notice without the payment of any termination fee or similar payment;

                    (x) any contracts, agreements and other arrangements for the sale of assets or for the furnishing of services by any of the Sellers or BCGI (A) with firm commitments having a value in excess of $10,000 or (B) having a term which is greater than six months and which is not terminable by the Seller party thereto or BCGI on less than 90 days' notice without the payment of any termination fee or similar payment;

                    (xi) any  broker,  distributor,  dealer,  representative  or agency (other than standard sales associate agreements) agreements;

                    (xii)other   than   license   agreements   related   to  any
                         off-the-shelf computer software applications, any agreements (including settlement agreements) currently in effect pursuant to which any of the Sellers or BCGI license the right to use any Intellectual Property to any Person or from any Person, and research and development agreements;

                    (xiii) other than  confidentiality  agreements  entered into with Sellers' or BCGI's broker and potential buyers of the Division, any confidentiality agreements entered into by any of the Sellers or BCGI during the period commencing two years prior to the date hereof pursuant to which confidential information has been provided to a third party or by which either of the Sellers or BCGI was restricted from providing information to third parties, other than those entered into the ordinary course of business relating to any of the Sellers' or BCGI's operations;

                    (xiv)any  shareholder,  voting  trust or similar  agreements relating to either of the Sellers or BCGI to which either of the Sellers or BCGI is a party;

                    (xv) any leases of Real Property;

                    (xvi)any joint venture,  partnership or similar documents or agreements;

                    (xvii) any agreements relating to the provision of mortgage, escrow or title services or relating to the purchase of property pursuant to any guaranteed sales or other similar programs;

                    (xviii) any  agreements  that  limit or purport to limit the ability of either of the Sellers or BCGI to own, operation, sell, transfer, pledge or otherwise dispose of any assets; and

                    (xix)all other  agreements,  contracts  or  commitments  not made in the ordinary course of business which are material to either of the Sellers or BCGI.

                  (b) Each Material Contract is in full force and effect, and is legal, valid, binding on and enforceable against the Seller party thereto and BCGI and the other parties thereto except that (i) such enforcement may be subject to the applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 4.12, upon consummation of the transactions contemplated by this Agreement, each Material Contract shall remain in full force and effect without any loss of benefits thereunder and without the need to obtain the consent of any party thereto to the transactions contemplated by this Agreement. Neither of the Sellers or BCGI is (and with the giving of notice or lapse of time would not be) in breach of, or default under, any Material Contract and, to the Knowledge of the Sellers and BCGI, no other party thereto is in breach of, or default under, any Material Contract. Neither of the Sellers nor BCGI has received any notice, whether oral or written, that any Material Contract is not enforceable against any party thereto, that any Material Contract has been terminated before the expiration of its term or that any party to a Material Contract intends to terminate such Material Contract prior to the termination date specified therein or does not intend to renew such Material Contract upon the termination date specified therein, or that any other party is in breach of, or default under, any Material Contract. True and complete copies of all Material Contracts or, in the case of oral agreements, if any, written summaries thereof have been delivered or made available to Purchaser.

         Section 4.13      Intellectual Property.
                           ---------------------

                  (a) Each of the Sellers or BCGI is the sole and exclusive owner of, or has the valid right to use the Intellectual Property necessary or otherwise material to the conduct of the business of the Division, free and clear of all Liens. Schedule 4.13(a) sets forth a complete and accurate list (including which Party is the owner or licensee thereof) of all (i) patents and patent applications used or useful in connection with the business of the Division, (ii) trademark or service mark registrations and applications used or useful in connection with the business of the Division, (iii) copyright registrations and applications used or useful in connection with the business of the Division and (iv) material unregistered copyrights, service marks, trademarks and trade names used or useful in connection with the business of the Division, each as owned or licensed by any of the Sellers. One or more of the Sellers or BCGI currently is listed in the records of the appropriate United States or state agency as the sole owner of record for each owned application and registration listed on Schedule 4.13(a).

                  (b) The registrations listed on Schedule 4.13(a) are valid and subsisting, in full force and effect in all material respects, and have not been canceled, expired or abandoned. There is no pending, existing, or, to the
Knowledge of the Sellers or BCGI, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against the registrations listed on Schedule 4.13(a). There is no pending, existing, or, to the Knowledge of the Sellers or BCGI, threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against any of the Intellectual Property of the Division.

                  (c) Schedule 4.13(c) lists all of the Computer Programs other than off-the-shelf applications which are owned, licensed, leased or otherwise used by either of the Sellers or BCGI in connection with the operation of the Division as currently conducted, and identifies which is owned, licensed, leased, or otherwise used, as the case may be. Each Computer Program listed on
Schedule 4.13(c) is either (i) owned by a Seller or BCGI, (ii) currently in the public domain or otherwise available to a Seller or BCGI without the license, lease or consent of any third party, or (iii) used under rights granted to a Seller or BCGI pursuant to a written agreement, license or lease from a third party, which written agreement, license or lease is set forth on Schedule 4.13(c). The Sellers and BCGI use the Computer Programs set forth on Schedule 4.13(c) in connection with the operation of the Division as conducted on the date hereof and, to the Knowledge of the Sellers or BCGI, such use does not violate the rights of any third party. All Computer Programs set forth in
Schedule 4.13(c) were either developed by (x) employees of one or more of the Sellers or BCGI within the scope of their employment, (y) third parties as "work-made-for-hire," as that term is defined under Section 101 of the United States copyright laws, pursuant to written agreements or (z) independent contractors who have assigned their rights to one or more of the Sellers or BCGI pursuant to written agreements.

                  (d) Except for agreements under which either of the Sellers or BCGI is licensed to use any off-the-shelf computer software application,
Schedule 4.13(d) sets forth a complete and accurate list of all agreements pertaining to the use of or granting any right to use or practice any rights under any Intellectual Property of the Division, whether either of the Sellers or BCGI is the licensee or licensor thereunder (the "Licenses") and any written settlements or assignments relating to any Intellectual Property of the Division. The Licenses are valid and binding obligations of each Seller a party thereto or BCGI and, to the Knowledge of the Sellers or BCGI, of the other parties thereto, enforceable against each such party in accordance with their terms, and the Sellers or BCGI are not in breach or default under any Licenses and, to the Knowledge of the Sellers or BCGI, no other party is in breach or default under any Licenses.

                  (e) To the Knowledge of the Sellers or BCGI, no trade secret or confidential know-how material to the business of the Division as currently operated or planned to be operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Sellers' or BCGI's proprietary interests in and to such trade secrets and confidential know-how.

                  (f) To the Knowledge of the Sellers or BCGI, the conduct of the business of the Division does not infringe upon any intellectual property right owned or controlled by any third party and no third party is infringing upon any Intellectual Property of the Division owned by any of the Sellers or BCGI and no such claims have been made against a third party by any of the Sellers or BCGI. There are no claims or suits pending or, to the Knowledge of the Sellers or BCGI, threatened, and neither of the Sellers or BCGI has received any written notice of a third party claim or suit (x) alleging that any of the activities or the conduct of the Division infringes upon or constitutes the unauthorized use of the proprietary rights of any third party or (y) challenging the ownership, use, validity or enforceability of the Intellectual Property of the Division.

                  (g) There are no settlements, consents, judgments or orders or other agreements which restrict the rights of either of the Sellers or BCGI to use any Intellectual Property of the Division and there exist no concurrent use or other agreements which restrict either of the Sellers' or BCGI's rights to use any Intellectual Property of the Division owned by any of the Sellers or BCGI.

                  (h) Except as set forth on Schedule 4.13(h), the consummation of the transactions contemplated hereby will not result in the loss or impairment of the right of the Purchaser or its successors to own or use any of the Intellectual Property of the Division currently owned or used by the Sellers or BCGI nor will it require the consent of any Governmental Authority or third party in respect of any such Intellectual Property and no present or former employee, officer or director of either of the Sellers or BCGI has any right, title, or interest, directly or indirectly, in whole or in part, in any such Intellectual Property.

         Section 4.14      Employee Benefits; ERISA.
                           ------------------------

                  (a) Except as set forth in Schedule 4.14, with respect to all employees and former employees of the Sellers or BCGI who perform or performed functions in connection with the business of the Division and all dependents and beneficiaries of such employees and former employees: (i) the Sellers and BCGI do not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) the Sellers and BCGI do not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of ERISA or Section 414(i) of the Code); (iii) the Sellers and BCGI do not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); (iv) the Sellers and BCGI do not maintain or contribute to any Employee Welfare Benefit Plans; and (v) the Sellers and BCGI do not maintain any severance plan for, or have any severance agreement with, any employee.

                  (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits) all Employee Benefit Plans comply in all material respects with the requirements of ERISA and the Code. With respect to the Employee Benefit Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year and (ii) there have been no Prohibited Transactions.

                  (c) The Sellers and BCGI do not contribute (and have never contributed) to any multiemployer plan, as defined in Section 3(37) of ERISA. The Sellers and BCGI have no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multiemployer plan. The Sellers and BCGI have no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth on Schedule 4.14, (ii) health care continuation benefits described in
Section 4980B of the Code or (iii) other actual or potential liabilities that would not, singly or in the aggregate, have a Material Adverse Effect.

                  (d) Neither the Sellers, BCGI, nor any of their directors, partners, officers, or employees thereof have committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Employee Benefit Plans which would subject the Sellers, BCGI Purchaser or any of their respective directors, partners, officers or employees to any liability under ERISA or any applicable law that would have a Material Adverse Effect.

                  (e) The Sellers and BCGI have not incurred any liability for any tax or civil penalty or any disqualification of any Employee Benefit Plan imposed by Sections 4980B or 4975 of the Code or Part 6 of Title I or Section 502(i) of ERISA.

         Section 4.15 Labor Matters. Except as set forth on Schedule 4.15, (i) there is no labor strike, slowdown, stoppage or lockout actually pending, or to the actual knowledge of the Sellers or BCGI without inquiry, threatened against or affecting the Sellers or BCGI or relating to the Division, and during the past three years there have not been any such actions, (ii) the Sellers and BCGI are not a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Division,
(iii) none of the employees of the Division is represented by any labor organization nor, to the Knowledge of the Sellers and BCGI, does any question concerning representation exist concerning such employees and, to the Knowledge of the Sellers and BCGI, there have been no union organizing activities among the employees of the Sellers or BCGI within the past three years, (iv) there are no written personnel policies, rules or procedures applicable to employees of the Division, other than those set forth on Schedule 4.15, true and correct copies of which have been delivered to the Purchaser at least ten days prior to the Closing Date, (v) the Sellers and BCGI are, and have at all times been, in compliance, in all material respects, with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Laws, (vi) there is no unfair labor practice charge or complaint against the Sellers pending or, to the Knowledge of the Sellers and BCGI, threatened before the National Labor Relations Board or any similar state or foreign agency, (vii) there is no grievance arising out of any collective bargaining agreement or other grievance procedure, (viii) no charges with respect to or relating to the Sellers or BCGI are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (ix) neither of the Sellers nor BCGI has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Sellers or BCGI and, to the Knowledge of the Sellers and BCGI, no such investigation is in progress and (x) there are no complaints, lawsuits or other proceedings pending or, to the Knowledge of the Sellers and BCGI, threatened in any forum by or on behalf of any present or former employee of the Division, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any Laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

         Section  4.16     Franchise and Other Relationships.
                           ---------------------------------

                  (a) Except as set forth in Schedule 4.16 or with respect to off-the-shelf software applications, neither of the Sellers, BCGI, nor any entity in which they have any interest relating to the Division (i) is or was a franchisee, sub-franchisee, licensee or sub-licensee of any Person, (ii) is or was the sub-franchisor or sub-licensor of any Person or (iii) is or was under any agreement or obligation to any Person with respect to any franchisee, franchisor, licensee or licensor (or sub-franchisor, sub-franchisee, sub-licensee or sub-licensor) relationship.

                  (b) Neither of the Sellers nor BCGI has granted any person the right to operate a franchised or licensed business using any trademark or tradename of the Division or the right to sell or grant others a franchise or license to use any trademarks or tradenames of the Division.

                  (c) Except as set forth on Schedule 4.16, neither of the Sellers nor BCGI has any obligation or commitment with respect to any mortgage, title insurance, relocation, referral, settlement, escrow or other services similar to the foregoing, or any affinity relationships, relating to the Division, and the transactions contemplated hereby shall not, subject to any obligation or commitment of Purchaser independent of the transactions contemplated herein, obligate Purchaser to use any such services.

         Section 4.17 Affiliate Transactions. Schedule 4.17 lists all agreements, arrangements and currently proposed agreements and arrangements, by or between any of the Sellers or BCGI, on the one hand, with or for the benefit of any director, officer of any of the Sellers or BCGI or any of such Person's Affiliates, or any entity in which any such Person has a direct or indirect material interest, relating to the Division.

         Section 4.18 Brokers, Finders, Etc.. Except as set forth on Schedule 4.18, neither of the Sellers nor BCGI has employed, or is subject to the valid claim of, nor has either of the Sellers or BCGI incurred any liability that would be payable by the Sellers or BCGI, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.

         Section 4.19 Questionable Payments. To the Knowledge of Sellers and BCGI, neither of the Sellers, BCGI nor any director or officer (or Person of similar capacity) thereof has used any funds of the Sellers or BCGI for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payments to government officials or employees from corporate funds, established or maintained any unlawful or unrecorded fund or corporate monies or other assets; made any false or fictitious entries on the books or records of any such corporations, made any bribe, payoff, kickback or other unlawful payment.

         Section  4.20  Competing  or Related  Business.  Except as set forth on
Schedule 4.20, neither BCGI nor the Sellers have any direct or indirect interest of any nature whatever in any Person which competes with, conducts any business similar to, has any arrangement or agreement with, or is involved in any way with, any business similar to the business of the Division being acquired pursuant to the purchase of the Assets hereunder.

         Section 4.21 Compliance With Bulk Sales Act; Uniform Commercial Code. The Sellers are not, on the effective date of Closing, indebted to or a debtor of any Person except for the Assumed Liabilities. There are not, and will not be, any creditors who can object to the transfer of the Assets under any applicable Bulk Sales Act or the Uniform Commercial Code, or statutes of similar import, if applicable.

         Section 4.22      Records.
                           -------

                  (a) The record books of the Sellers contain complete and accurate records of all actions taken by the boards of directors of the Sellers. Complete and accurate copies of all the minute books of Wireless TeleServices and Cellular have been made available by the Sellers to Purchaser. All officers of the Sellers and BCGI have been properly elected.

                  (b) The accounting books and records of the Sellers and BCGI with respect to the Division are complete and correct, have been maintained in accordance with applicable Laws and good business practices and accurately reflect the basis for the financial condition and results of operations of the Division set forth in the Division Financial Statements.



                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

         Purchaser and Parent hereby jointly and severally represent and warrant to the Sellers as follows:

         Section 5.1 Authorization and Validity. Each of Purchaser and Parent has full corporate power and authority to execute and deliver this Agreement and the other documents and instruments to be executed and delivered by Purchaser and Parent pursuant hereto and to carry out their obligations hereunder and thereunder. The execution, delivery and performance by Purchaser and Parent of this Agreement and the other documents and instruments to be executed and delivered by Purchaser and Parent pursuant hereto, and the consummation by Purchaser and Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser and Parent, and no other corporate proceedings on the part of Purchaser or Parent are necessary to authorize the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Purchaser and Parent pursuant hereto or the consummation of the transactions contemplated hereby or thereby. This Agreement and the other documents and instruments to be executed and delivered by Purchaser and Parent pursuant hereto have been duly executed and delivered by Purchaser and Parent, and, assuming due execution and delivery by each of the Sellers, as applicable, each constitutes a valid and binding obligation of Purchaser and Parent enforceable against Purchaser and Parent in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         Section 5.2 Organization. Purchaser and Parent are corporations organized under the laws of the State of Colorado and the State of Delaware, respectively. Each of Purchaser and Parent is duly organized, validly existing and in good standing and has full power and authority to carry on its business as presently conducted.

         Section 5.3 No Conflict. Neither the execution, delivery or performance by Purchaser or Parent of this Agreement nor the consummation of the transactions contemplated hereby and compliance by Purchaser or Parent with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Purchaser or Parent, (ii) require any consent, approval or notice under, violate or result in the violation of, conflict with or result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by or result in a right of termination or acceleration, result in the loss of a material benefit under or result in the creation of any Lien upon any of the properties or assets of Purchaser or Parent under any of the terms, conditions or provisions of any material contractual obligation of Purchaser or Parent or (iii) violate any order, writ, injunction, decree, statute, rule or regulation of any Governmental Authority applicable to Purchaser or Parent or to which any of their properties or assets may be bound, except in such case as would not materially impair or delay Purchaser or Parent in the consummation of the transactions contemplated hereby.

         Section 5.4 Governmental Consents. Except for the filing and expiration of the applicable waiting period required by the HSR Act, or the earlier termination thereof, no consent, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by Purchaser.

        Section 5.5 Brokers, Finders, Etc. Neither Purchaser nor Parent has employed, nor is subject to the valid claim of, nor has Purchaser or Parent incurred any liability that would be payable by Purchaser or Parent, for any brokerage, finder's or other fees or commissions of any broker, finder or other financial intermediary in connection with the transactions contemplated by this Agreement.



                                   ARTICLE VI
                                    COVENANTS


Section 6.1       Reasonable Best Efforts.
                  -----------------------

                  (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, prior or advisable under any applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated by this Agreement and the taking of such actions by any third party or Governmental Authority and (ii) the satisfaction of the other Parties' conditions to Closing. In addition, no Party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Authority necessary to be obtained prior to Closing.

                  (b) Prior to the Closing, each Party shall promptly consult with the other Parties hereto with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such Party with any Governmental Authority or any other information supplied by such Party to a Governmental Authority in connection with this Agreement and the transactions contemplated by this Agreement. Each Party hereto shall promptly inform the other of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement. If any Party hereto or Affiliate thereof receives a request for additional information or documentary material from any such Governmental Authority with respect to the transactions contemplated by this Agreement, then such Party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. To the extent that transfers of Permits are required as a result of execution of this Agreement or consummation of the transactions contemplated hereby, the Sellers shall use their best efforts to effect such transfers.

                  (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to restrict the conduct by the Parties or any of their Affiliates of their businesses, including making any filings under applicable laws necessary or appropriate in connection with any transaction or the consummation of the transactions contemplated thereby, or require Purchaser, Parent or any of their Affiliates to (i) enter into any agreement with any Governmental Authority or to consent to any order, decree or judgment requiring Purchaser, Parent or any of their Affiliates to hold separate or divest, or to restrict the dominion or control of Purchaser, Parent or any of their Affiliates over, any of the assets, properties of businesses of Purchaser, Parent or any of their Affiliates or the Sellers, in each case as in existence on the date hereof or (ii) defend against any litigation brought by any Governmental Authority seeking to prevent the consummation of the transactions contemplated hereby.

         Section 6.2 Conduct of Business. Except as expressly provided by this Agreement or with the prior written consent of Purchaser and Parent, during the period from the date of this Agreement to the Closing, BCGI and the Sellers shall conduct the business of the Division only in the ordinary course of business consistent with past practice (including paying all accounts payable in accordance with past practice), and shall use their reasonable best efforts to preserve intact the present business organization of the Division, keep available the services of the present officers and employees serving the Division, and preserve the material relationships with licensors, licensees, agents, employees and any others having business dealings with the Division. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, the Sellers and BCGI shall not, prior to the Closing Date, without the prior written consent of Purchaser:

                  (a) (i) sell, lease, transfer or dispose of any assets or rights of or relating to the Division, other than assets or rights that individually or in the aggregate would not be material, in either case, in the ordinary course of business of the Division consistent with past practice, (ii) incur any Lien thereupon, except for Liens incurred in the ordinary course of business consistent with past practice which Liens would not in the aggregate be material, (iii) acquire or lease any assets or rights of or relating to the Division other than assets or rights that individually or in the aggregate would not be material in the ordinary course of business consistent with past practice, or (iv) enter into any commitment or transaction with respect to (i),
(ii) or (iii) above;

                  (b) (i) incur, assume or refinance any Indebtedness relating to the Division or (ii) make any loans, advances or capital contributions to, or investments in, any Person relating to the Division;

                  (c) pay, discharge or satisfy any liability, obligation, or Lien of the Division, other than payment, discharge or satisfaction of (i) Indebtedness as it matures and becomes due and payable, or (ii) liabilities, obligations or Liens in the ordinary course of business consistent with past practice;

(d)(i) change any of the accounting or tax principles, practices or methods used by BCGI or the Sellers relating to the Division, except as required by changes in applicable Tax Laws, or (ii) change reserve amounts or policies;
                  (e) make any change in the compensation payable or to become payable to any of the Division's officers, directors, employees, agents or consultants (other than general increases in wages to employees who are not officers or directors or Affiliates in the ordinary course consistent with past practice), or to Persons providing management services, enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan or make any loans to any of such officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

(f)pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee of the Division or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees of the Division of any amount relating to unused vacation days, except payments and accruals made in the ordinary course consistent with past practice, adopt of pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any such director, officer, employee, agent or consultant, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner consistent with the foregoing;
                  (g)      enter into any collective bargaining agreement;

                  (h) make any payments (other than regular compensation payable to officers and employees of any of the Sellers in the ordinary course consistent with past practice), loans, advances or other distributions to, or enter into any transaction, agreement or arrangement with, the Sellers' Affiliates, officers, directors, employees, agents, consultants, stockholders of their Affiliates, associates or family members affecting the Division;

                  (i) make or authorize any capital expenditures for the Division, except in the ordinary course consistent with past practice not in excess of $10,000 individually or $25,000 in the aggregate;

                  (j) incur any Taxes for the Division, except in the ordinary course of business consistent with past practice;

                  (k) settle or compromise any Tax liability or agree to any adjustment of any Tax attribute or make any election with respect to Taxes with respect to the Division;

                  (l) fail to duly and timely file any Tax Return with the appropriate Governmental Authorities required to be filed by it in a true and complete and correct form or to timely pay all Taxes shown to be due thereon;

                  (m) (i) enter into, amend, renew or permit the automatic renewal of, terminate or waive any right under, any Material Contract, or, except in the ordinary course of business consistent with past practice, any other agreement, or (ii) take any action or fail to take any action that, with or without either notice or lapse of time, would constitute a default under any Material Contract;

                  (n) (i) make any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or (ii) fail to make timely accruals, including with respect to accounts payable and liabilities incurred in the ordinary course of business;

                  (o) fail to renew (at levels consistent with presently existing levels), terminate or amend or fail to perform any of its obligations or permit any material default to exist or cause any material breach under, or enter into (except for renewals in the ordinary course of business consistent with past practice), any material policy of insurance;

                  (p) dispose of or permit to lapse any material Intellectual Property of the Division;

                  (q) except in the ordinary course of business consistent with past practice pursuant to appropriate confidentiality agreements, and except as required by any Law, any existing agreements set forth on Schedule 4.14 or as may be reasonably necessary to secure or protect intellectual or other property rights of BCGI and the Sellers, provide any confidential information of the Division to any Person other than Purchaser or Parent; or

                  (r) take, or agree to take, any of the foregoing actions or any action which would make any representation or warranty contained in this Agreement untrue or incorrect, or which would reasonably be expected to prevent the satisfaction of any condition to Closing set forth in Article VII hereof or prevent or delay the consummation of the transactions contemplated by this Agreement.

         Section 6.3 Access. The Sellers and BCGI shall permit Purchaser, Parent and their representatives, for a period of two (2) years after the Closing, to have full access, upon reasonable prior written notice, to the employees, books and records of the Sellers and BCGI related to the Division for purposes of preparing tax information of Purchaser or Parent, reviewing employment records of the employees of the Division and conducting environmental assessments, and, for a period of two (2) years after Closing, shall furnish, or cause to be furnished, to Purchaser and Parent, such financial, Tax and operating data and other available information with respect to such entities and their respective assets, properties, employees, businesses and operations of the Division as Purchaser or Parent shall from time to time reasonably request. In exercising their right of access hereunder, Purchaser and Parent shall use reasonable efforts to avoid undue disruption to the businesses of either of the Sellers or BCGI. No investigation pursuant to this Section shall affect any representation or warranty made by any of the Sellers or BCGI hereunder.

         Section 6.4 Further Assurances. From and after the Closing Date, the Sellers and BCGI shall promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Purchaser to permit Purchaser to satisfy its obligations hereunder or to evidence title, or to provide Purchaser with the benefits enumerated in this Agreement. In furtherance of, and without limitation with respect to the foregoing, BCGI and the Sellers shall use reasonable best efforts from and after the Closing Date to assist Purchaser in obtaining, or causing to be made or to occur, all consents, approvals, permits or authorizations required to be obtained, declarations or filings required to be made and waiting periods or terminations required to have occurred from or with any Governmental Authority or third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         Section 6.5 Financial Statements. The Sellers shall promptly prepare at the end of each month and promptly, and in any event within twenty days of the prior month's end, deliver to Purchaser the balance sheet, income statement and statement of cash flows for the Division, prepared consistently with the practices used in preparation of the Division Financial Statements, for each month ended between the date of this Agreement and the Closing Date.

         Section 6.6       Public Disclosure; Confidentiality.
                           ----------------------------------

                  (a) Each of the Parties agrees that, except as may be required to comply with the requirements of any applicable Laws or stock exchange rules (after consultation with the other Parties hereto), no press release or similar public announcement or communication shall, prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the other Parties shall have consented to such disclosure (such consent not to be unreasonably withheld).

                  (b) Purchaser and Parent shall, prior to the Closing Date, cause any confidential information of BCGI and the Sellers received pursuant to this Agreement to be kept confidential and will not use such documents, work papers and other materials in its business or in any other manner or for any other purpose other than as contemplated hereby. The foregoing shall not preclude Purchaser and Parent from (i) the use or disclosure of such information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure by Purchaser or Parent in violation of this Agreement, (ii) the use or disclosure of such information that becomes available to Purchaser or Parent on a non-confidential basis from a source other than BCGI, the Sellers or BCGI's or the Sellers' agents provided that such source is not known by Purchaser or Parent to have a legal obligation prohibiting the disclosure of such information, or (iii) the disclosure of such information required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order, Purchaser or Parent shall give prior written notice, as is deemed reasonable under the circumstances, to BCGI and the Sellers in order to give BCGI and the Sellers an opportunity to seek judicial relief from such requirement.

                  (c) From and after the Closing Date, BCGI and the Sellers shall keep confidential all confidential information relating to the Sellers or the Assets. The foregoing shall not preclude BCGI or the Sellers from (i) the use or disclosure of such information which currently is known generally to the public or which subsequently has come into the public domain, other than by way of disclosure by BCGI or the Sellers in violation of this Agreement or (ii) the disclosure of such information to the extent required by law or court order, provided that, to the extent practicable, prior to such disclosure required by law or court order, BCGI and the Sellers will give Purchaser prior written notice of the nature of the required disclosure.

         Section 6.7 No Solicitation. Neither BCGI, the Sellers nor any of their Affiliates, or any of such Persons' officers, directors, employees, stockholders, Affiliates, agents, or representatives (or any Persons of a similar capacity) will, directly or indirectly, prior to December 31, 2000: (i) solicit, initiate or encourage the submission of any proposal or offer from any Person other than Purchaser or Parent, enter into or continue any discussions or negotiations with, or provide any information to, any Person other than Purchaser or Parent, relating to any (y) merger, consolidation or other business combination involving the Division or (z) acquisition or disposition of any material assets of or related to the Division or (ii) in the event of an unsolicited offer by another Person with respect to those matters referred to in subsection (y) and (z) above, engage in negotiations or discussions with, or provide any information or data to, any Person relating to such offer.

         Section 6.8 Updating Schedules. From time to time prior to the Closing, the Sellers and BCGI shall promptly supplement or amend any of the Schedules with respect to any matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedules. No supplement or amendment shall be deemed to cure any breach of any representation or warranty made in this Agreement or have any effect for the purpose of determining the satisfaction of conditions set forth herein.

         Section 6.9 Taxes. The Sellers and BCGI shall pay all Taxes arising out of the transfer of the Assets and shall pay all Taxes in connection with the Sellers' operations of the Division prior to the Closing. Purchaser shall pay all Taxes in connection with Purchaser's operations of the Division after the Closing. In addition, the Sellers and BCGI shall pay any and all Taxes in connection with the Sellers' and BCGI's misfiling, non-filing or late filing of any Tax Return. Purchaser shall not be responsible for any Taxes of the Sellers or BCGI of any kind related to any period ending on or prior to the Closing. The Sellers shall not be responsible for any Taxes of Purchaser or Parent of any kind related to any period ending after the Closing.

         Section 6.10      Employee Benefit Plans.
                           ----------------------

(a)Effective as of the end of the day immediately preceding the Closing Date and except as otherwise provided in this Section, employees of the Division who are hired by Purchaser ("New Employees") shall cease to be covered by the Sellers' and BCGI's employee welfare benefit plans including, without limitation, any Employee Welfare Benefit Plan, and any and all other plans, programs, policies and arrangements which provide medical and dental coverage, life and accident insurance, disability insurance and vacation pay (the "Sellers' Welfare Plans"). The Sellers and BCGI shall be responsible for all of the following claims incurred by New Employees under the Sellers' Welfare Plans: (i) under any medical, dental or health plans for treatment or services rendered prior to the Closing Date; (ii) under any life insurance plans with respect to deaths occurring prior to the Closing Date and (iii) for any payments or benefits arising prior to the Closing Date under any other of the Sellers' Welfare Plans, except that the extent to which any and all such claims are payable shall be determined by the provisions of the applicable Sellers' Welfare Plan.

                  (b) The Sellers and BCGI, as applicable, maintain a defined contribution profit-sharing plan with a cash or deferred arrangement (the "Sellers' 401(k) Plan") that is intended to qualify under Sections 401(a) and 401(k) of the Code. The Sellers and BCGI, as applicable, shall retain sponsorship of the Sellers' 401(k) Plan after the Closing Date and Purchaser shall not be entitled to any assets of the Sellers' 401(k) Plan. Purchaser shall not assume any responsibility or liability for the Sellers' 401(k) Plan, and the Sellers and BCGI and the Sellers' 401(k) Plan shall remain solely and entirely responsible for satisfying any and all obligations and liabilities arising under the Sellers' 401(k) Plan. As of the Closing Date, the accrued benefits under the Sellers' 401(k) Plan of all New Employees shall become 100% vested and non-forfeitable. The accrued benefits of New Employees under the Sellers' 401(k) Plan shall be distributed to the New Employees after the Closing Date or held in accordance with the terms of the Sellers' 401(k) Plan and the applicable provisions of the Code.

         Section 6.11 Employees. Purchaser hereby covenants and agrees that at Closing it shall make offers of employment to each employee of the Sellers set forth on Schedule 6.11 on terms and conditions substantially equivalent to those provided by the Sellers as of the Closing Date; provided, however, that Purchaser is not obligated in

                    Confidential Materials omitted and filed
                         separately with the Securities
                            and Exchange Commission.
                           Asterisks denote omissions.

connection with such offers of employment to provided for the grant of stock options or other equity incentives of Purchaser, Parent or its Affiliates. For purposes of calculating an employee's right or ability to participate in a benefit or other plan offered by Purchaser, credit shall be given to such employee for the term of such employee's employment with the Sellers.

         Section 6.12 Operation of Business Post Closing. For the period from the Closing Date until the date on which no further Earn-Out Payments may be earned hereunder, Purchaser and Parent shall not, except (i) as contemplated by this Agreement, or (ii) without the prior written consent of the Sellers, which consent shall not be unreasonably withheld or delayed:

                  (a) cancel or terminate, other than for cause, any Contract set forth on Attachments 1 and 2 to the Assignment and Assumption of Contacts Agreement or any other contract producing Qualifying Revenue, or any renewal, amendment or modification thereof; or

         (b) cease to operate the Business for reasons unrelated to poor performance of the Business or a downturn generally in the market for outsourced Teleservices Products and Services for wireless communications carriers.

         Section 6.13 Insurance. The Sellers and BCGI shall insure in sufficient amounts the fixed assets of the Division against losses during the period from the date of execution hereof through the Closing Date.

         Section 6.14 Collection of Qualifying Revenue. Parent and Purchaser hereby agree to use commercially reasonable efforts to collect Qualifying Revenue; provided, however, that such obligation does not require Parent of Purchaser to commence legal proceedings in connection with such collection efforts.

         Section 6.15      [**].

Purchaser, Parent, BCGI and the Sellers agree that for the period of [**] from the Closing Date, the Sellers and BCGI and their respective Affiliates shall [**] (i) [**] with Purchaser, Parent or their Affiliates, other than through a Person who becomes an Affiliate of the Sellers or BCGI after the Closing Date as a result of a [**] not in violation of the following clause (ii), (ii) [**] or other [**] with [**] Purchaser, Parent or their Affiliates, which is [**] or
(iii) [**] with a [**] Purchaser, Parent or their Affiliates, which is [**], with respect to business [**], in each case [**] of Purchaser or Parent. Notwithstanding the foregoing, the Sellers, BCGI and their Affiliates may (x) [**] with any Person [**]; provided, however, that the nature of such agreement or transaction [**] and (y) provide [**], or other [**] which [**] which the Sellers and BCGI and their Affiliates[**]. Notwithstanding the foregoing, BCGI or either of the Sellers

                    Confidential Materials omitted and filed
                         separately with the Securities
                            and Exchange Commission.
                           Asterisks denote omissions.

may provide, [**] any Person that was [**] pursuant to the [**] and which [**] the Strategic Relationship Agreement, other than [**] for the reason [**]. The provisions of this Section 6.15 shall terminate and be of no further force or effect in the event that Purchaser and Parent cease to operate the Business. For the avoidance of doubt, a Person [**] shall mean any Person [**], including, without limitation: [**] (but specifically excluding [**] but excluding [**]).

(a) Notwithstanding anything to the contrary contained in this Section 6.15, for the purposes of this Section 6.15, [**] of the [**] of any [**] which are [**] shall [**] be in violation of this Section 6.15 [**].

(b) Notwithstanding anything to the contrary contained in this Section 6.15, neither BCGI nor the Sellers nor their respective Affiliates shall [**], for the [**] period provided in Section 6.15, [**] hereunder.

                  (d) The Sellers and BCGI acknowledge that irreparable injury may be caused to Purchaser or Parent in the event of a breach of this Section
6.15 by the Sellers or BCGI and that, in the event of such breach preliminary and permanent injunctive relief would be available to Purchaser or Parent.

          Section 6.16 Payment of [**] Fees. If, in connection with the [**] Contracts [**] to the [**] Contracts Agreement [**], it is necessary [**] in connection with [**], the Parties agree as follows: (i) Parent and Purchaser will be [**] in the aggregate, (ii) Parent and Purchaser on the one hand and the Sellers and BCGI on the other hand will be [**] and (iii) the Sellers and BCGI shall be [**]. Without limiting the generality of this Section 6.16, the Parties shall [**] in connection with the [**] Contracts [**] to the [**] Contracts Agreement; provided, however, that [**] the Sellers' or BCGI's obligations herein [**].



                                   ARTICLE VII
                              CONDITIONS TO CLOSING


         Section  7.1  Conditions  to  the  Obligations  of  the  Parties.   The
obligations of each Party hereto to effect the Closing are subject to the satisfaction (or waiver) at or prior to the Closing of the condition that no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which makes the consummation of the transactions contemplated hereby illegal and the waiting period under the HSR Act shall have expired or been earlier terminated.

         Section 7.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to effect the Closing is subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing, of the following conditions:

     (a) Representation and Warranties. The representations and warranties of the Sellers and BCGI contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are expressly made as of a specific date need be true in all material respects only as of such date).

     (b) Covenants. Each of the Sellers and BCGI shall have performed in all respects the --------- covenants and obligations required to be performed by it on or prior to the Closing.

     (c) No Material Adverse Effect. There shall not have been, or no event shall have -------------------------- occurred, which could reasonably be expected to result in a Material Adverse Effect.

     (d) Certificates. The Sellers and BCGI shall have furnished Purchaser with a certificate, dated the Closing Date, to the effect that the conditions set forth in Sections 7.2(a), (b) and (c) have been satisfied.

     (e) Opinion. The Sellers shall have furnished Purchaser with the legal opinion of Ropes & Gray in the form attached hereto as Exhibit C and otherwise reasonably satisfactory to Purchaser.

     (f) Litigation. No Litigation shall have been commenced and be continuing which seeks to prevent consummation of the transactions contemplated hereby or which seeks material damages from Purchaser or Parent, in connection with the transactions contemplated hereby.

     (g) Assignment and Assumption of Contracts Agreement. The Sellers and BCGI shall have executed and delivered to Purchaser the Assignment and Assumption of Contacts Agreement in the form attached hereto as Exhibit E (the "Assignment and Assumption of Contracts Agreement").

     (h) Consents. All consents, approvals, permits or authorizations required to be obtained, declarations or filings required to be made and waiting periods or terminations required to have occurred prior to the Closing from or with any Governmental Authority or third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained, made or occurred. The Sellers and BCGI shall have provided executed copies of the third party consents required to be obtained in connection with the assignment to Purchaser of the Material
Contracts, including, but not limited to, those Contracts set forth on the Attachments to the Assignment and Assumption of Contracts Agreement.

     (i) Employment Offer Letter. Each of the Hired Employees shall have executed and delivered to Purchaser an Employment Offer Letter in the form attached hereto as Exhibit B.

     (j) Termination of Employment of Employees. Evidence reasonably satisfactory to Purchaser that the Sellers and BCGI, as applicable, shall have terminated the employment of each of the employees set forth on Schedule 6.11 and paid such employees all vacation pay accrued through the Closing Date.

     (k) Consent of Directors and Shareholders. The Sellers and BCGI shall have provided copies of unanimous written consents and approvals of this Agreement and all actions contemplated hereby by their respective Boards of Directors and shareholders, as applicable.

     (l) Strategic Relationship Agreement. BCGI shall have entered into that Strategic Relationship Agreement in the form attached hereto as Exhibit D.

     (m) CCST License and Maintenance Agreements. Cellular shall have executed a CCST License Agreement and a CCST Maintenance Agreement in the formsattached hereto as Exhibit F.

     (n) Disclosure Schedules. The Sellers and BCGI shall have provided to Purchaser (i) Schedules 2.1(a), 2.1(a)(ii), 2.1(a)(iii), 2.1(c)(2), 2.2, 4.4,
4.7, 4.8(a),  4.8(c),  4.13(c),  4.13(d) and 4.13(h) hereto and (ii) each of the attachments to the Assignment and Assumption of Contracts Agreement, all of which shall be in form and substance satisfactory to Purchaser in its sole discretion.

         Section 7.3 Conditions to the Obligations of the Sellers and BCGI. The obligations of the Sellers and BCGI to effect the Closing is subject to the satisfaction (or waiver by the Sellers or BCGI) on or prior to the Closing, of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Purchaser and Parent contained herein shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, as if made as of the Closing (except that representations and warranties that are expressly made as of a specific date need be true in all material respects only as of such date).

     (b) Covenants. Purchaser and Parent shall have performed in all respects the covenants --------- and obligations required to be performed by them at or prior to the Closing.

     (c) Certificate. Purchaser and Parent shall have furnished the Sellers with a certificate dated the Closing Date, signed on their behalf by an authorized signatory of Purchaser and of Parent, to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

     (d) Litigation. No Litigation shall have been commenced and be continuing which seeks to prevent consummation of the transactions contemplated hereby or which seeks material damages from the Sellers or any of their Affiliates in connection with the transactions contemplated hereby.

     (e) Assignment and Assumption of Contracts Agreement. Purchaser shall have executed and delivered to the Sellers and BCGI the Assignment and Assumption of Contracts Agreement.

     (f) Consents. All consents, approvals, permits or authorizations required to be obtained, declarations or filings required to be made and waiting periods or terminations required to have occurred prior to the Closing from or with any Governmental Authority or third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, shall have been obtained, made or occurred.

     (g) Consent of Directors. Purchaser shall have furnished the Sellers with a copy of the unanimous written consent of this Agreement and all actions contemplated hereby by its Board of Directors or a certificate certifying to the foregoing.

     (h) Strategic Relationship Agreement. Parent shall have entered into that certain Strategic Relationship Agreement in the form attached hereto as Exhibit D.


     (i) CCST License and Maintenance Agreements. Purchaser shall have executed a CCST License Agreement and a CCST Maintenance Agreement in the forms attached hereto as Exhibit F.


                                  ARTICLE VIII
                          SURVIVAL AND INDEMNIFICATION

         Section 8.1 Survival of Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall terminate on the second anniversary of the Closing Date. Each of the representations and warranties made by the Sellers and BCGI in this Agreement shall terminate on the second anniversary of the Closing Date; provided, however, that (i) the representation and warranty contained in Sections 4.10 shall survive the Closing until 90 days following the expiration of the applicable statute of limitations and (ii) the representations and warranties contained in Sections 4.1, 4.3 and 4.11 shall survive the Closing and remain in full force and effect without termination. In the event notice of any claim for indemnification under Section 8.2(a) hereof shall have been given within the applicable survival period, the representations and warranties that are the subject of such indemnification claim, and the indemnification obligations related thereto, shall survive until such time as such claim is finally resolved. The indemnification obligations of the Parties hereunder shall survive for a period of two (2) years from the Closing Date; provided, however, that the indemnification obligations of the Sellers and BCGI with respect to the breach of representations and warranties set forth in Sections 4.1, 4.3, 4.10 and 4.11 shall survive until twelve (12) months after the Sellers are no longer entitled to Earn-Out Payments hereunder. The covenants and agreements of the Parties set forth in this Agreement shall survive until twelve (12) months after the Sellers are no longer entitled to Earn-Out Payments hereunder, expect as expressly provided herein.

         Section 8.2       Indemnification.
                           ---------------

                  (a) Subject to the other provisions of this Article VIII, BCGI and the Sellers shall, jointly and severally indemnify, defend, release and hold harmless the Purchaser Indemnified Parties from and against any and all costs, expenses, losses, damages and liabilities (including reasonable attorneys' fees and expenses, but specifically excluding punitive damages and consequential damages) ("Damages") suffered by any of the Purchaser Indemnified Parties to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of the Purchaser Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any breach of or inaccuracy in any representation or warranty as of the Closing Date of any of BCGI or the Sellers contained in this Agreement;
(ii) any breach of any covenant of BCGI or any of the Sellers contained in this Agreement; (iii) all Litigation relating to actions, omissions or events occurring on or prior to the Closing Date; (iv) any act or omission of BCGI's or the Sellers' employees, agents, directors or officers prior to the Closing Date;
(v) any Liabilities or obligations of BCGI or the Sellers which are not Assumed Liabilities; (vi) any claim or other action arising under the Worker Adjustment and Retraining Notification Act of 1988, as amended, in connection with the Sellers' termination of those employees of the Sellers identified on Schedule
6.11 hereof; (vii) any liability, claim or other action arising out of any Law relating to pollution, protection of the environment or occupational safety and health arising out of or relating to the use, operation or occupancy at any time on or prior to the Closing Date of the Real Property set forth on Schedule 4.8(b) hereto in which the Sellers and BCGI has or had an interest and (viii) those items of litigation set forth on Schedule 4.9 hereto.

                  (b) Subject to the other provisions of this Article VIII, Purchaser and Parent shall, jointly and severally, indemnify, defend and hold harmless the Seller Indemnified Parties to the extent resulting from and against any and all Damages suffered by any of the Seller Indemnified Parties to the extent resulting from, arising out of, or incurred with respect to, or (in the case of claims asserted against any of the Seller Indemnified Parties by a third party) alleged to result from, arise out of or have been incurred with respect to, (i) any breach of or inaccuracy in any representation or warranty as of the date made or as of the Closing Date of Purchaser or Parent contained in this Agreement; (ii) any breach of any covenant of Purchaser or Parent contained in this Agreement; (iii) all Litigation relating to actions, omissions or events occurring after the Closing Date; (iv) any act or omission of Purchaser's or Parent's employees, agents, directors or officers occurring after the Closing Date; (v) the Assumed Liabilities; and (vi) any liability, claim or other action arising out of any Law relating to pollution, protection of the environment or occupational safety and health arising out of or relating to the use, operation or occupancy at any time after the Closing Date of the Real Property set forth on Schedule 4.8(b) hereto in which Purchaser has or had an interest.

                  (c) BCGI and the Sellers shall have no liability with respect to Damages arising from an unintentional breach or inaccuracy of a representation or warranty contained in Article IV until the aggregate amount of such Damages exceed $200,000, after which BCGI and the Sellers shall be liable under this Article VIII only for those Damages in excess thereof. In no event shall the aggregate liability of BCGI and the Sellers hereunder (for indemnification or otherwise) exceed, in the aggregate, the sum of the Purchase Price plus any Earn-Out Payments or Earn-Out Adjustment Amounts earned pursuant to Section 3.1 hereof; provided, however, in the event of fraud, intentional misrepresentation or willful misconduct on the part of either of the Sellers or BCGI, Purchaser and Parent shall have the right to recover Damages in excess of the foregoing.

                  (d) Purchaser shall have no liability with respect to Damages arising from an unintentional breach or inaccuracy of a representation or warranty contained in Article V until the aggregate amount of such Damages exceed $200,000, after which Purchaser and Parent shall be liable under this
Article VIII only for those Damages in excess thereof. In no event shall the aggregate liability of Purchaser and Parent for Damages hereunder (for indemnification or otherwise) exceed, in the aggregate, the sum of the Purchase Price plus any Earn-Out Payments or Earn-Out Adjustment Amounts earned pursuant to Section 3.1 hereof.

         Section 8.3       Notice and Resolution of Third Party Claim.
                           ------------------------------------------

                  (a) An indemnified party under this Agreement shall promptly give written notice to the indemnifying party after obtaining knowledge of any third party claim or litigation against the indemnified party as to which recovery may be sought against the indemnifying party because of the indemnity set forth in Section 8.2, specifying in reasonable detail the claim or litigation and the basis for indemnification; provided, however, that the failure of the indemnified party promptly to notify the indemnifying party of any such matter shall not release the indemnifying party, in whole or in part, from its obligations under this Article VIII except to the extent the indemnified party's failure to so notify in breach of this paragraph (a) materially prejudices the indemnifying party's ability to defend against such third party claim or litigation. The indemnified party shall permit the indemnifying party to assume the defense of any such claim, litigation or any litigation resulting from such third party claim.

                  (b) If the indemnifying party assumes the defense of any such third party claim or litigation, the obligations of the indemnifying party under this Agreement shall include taking all steps necessary in the investigation, defense or settlement of such claim or litigation (including the retention of legal counsel) and holding the indemnified party harmless from and against any and all losses caused by or arising out of any settlement approved by the indemnifying party or any judgment in connection with such claim or litigation. The indemnifying party shall not, in the defense of such claim or litigation, consent to entry of any judgment (except with the written consent of the indemnified party) or enter into any settlement (except with the written consent of the indemnified party): (i) that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party a complete release from, all liability in respect of such claim or litigation or
(ii) the effect of which is to permit any injunction, declaratory judgment, other order or other equitable relief to be entered, directly or indirectly, against any indemnified party. The indemnifying party shall permit the indemnified party to participate in such defense or settlement through counsel chosen by the indemnified party, with the fees and expenses of such counsel borne by the indemnified party.

(c)Failure by the indemnifying party to notify the indemnified party of its election to assume the defense of any such claim or litigation by a third party within thirty (30) days after notice thereof has been given to the indemnifying party shall be deemed a waiver by the indemnifying party of its right to assume the defense of such claim or litigation. If the indemnifying party does not assume the defense of such claim or litigation by a third party, the indemnified party may defend or settle such claim or litigation in such matter as the indemnified party may deem appropriate and may settle such claim or litigation on such terms as it may deem appropriate.
         Section 8.4 Security for the Sellers' Indemnification Obligation. As security for the agreement by the Sellers and BCGI to indemnify and hold the Purchaser Indemnified Parties harmless as described in Section 8.2 hereof, the Purchaser Indemnified Parties shall be entitled to set off the amount of any indemnifiable Damages against all or a portion of any Earn-Out Payment or an Earn-Out Adjustment Amount that has been earned by Wireless TeleServices pursuant to Sections 3.1(c) or 3.1(e) hereof but not yet paid by Purchaser. Purchaser's right to effect a set off against any Earn-Out Payment or Earn-Out Adjustment Amount, shall be limited to the amount of indemnifiable Damages subject to such claim pursuant to Section 8.4(a), and the balance of the Earn-Out Payment shall be paid to Wireless TeleServices in accordance with
Section 3.1 hereof.

(a)The Purchaser Indemnified Parties shall give written notice to the Sellers of any matter as to which the Purchaser Indemnified Parties are entitled to be indemnified, which notice shall set forth the amount of indemnifiable Damages which the Purchaser Indemnified Parties claim to have sustained by reason thereof.
(b)A setoff may be effected at any time after the later to occur of the expiration of thirty (30) days from the date of such notice (the "Notice of Contest Period") or, if the claim is contested, the date the dispute is resolved.
(c)If, prior to the expiration of a Notice of Contest Period, the Sellers shall notify the Purchaser Indemnified Parties in writing of an intention to dispute the claim and if such dispute is not resolved within thirty (30) days after expiration of such period (the "Resolution Period"), then such dispute shall be resolved by a committee of three arbitrators (one appointed by the Sellers, one appointed by the Purchaser Indemnified Parties and one appointed by the other two so appointed), all of whom shall be appointed within fifteen
   (15) days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association, and their decision shall be made within thirty (30) days following their appointment and shall be final and binding on all Parties.
Section 8.5 Other Indemnification  Provision.  The remedies provided for in this
   Article VIII shall be in addition to and not in lieu of any other remedies available to Purchaser, Parent or the Purchaser Indemnified Parties under this Agreement or at law.

                                   ARTICLE IX
                                   TERMINATION

     Section 9.1 Termination. This Agreement may be terminated at any time prior to Closing:

                  (a)      by mutual agreement of the Parties;

                  (b) by Purchaser or Parent or by the Sellers, by giving written notice of such termination to the other Parties, if the Closing shall not have occurred on or prior to December 31, 2000; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

                  (c) by Purchaser or Parent or the Sellers by giving written notice of termination to the other Parties, if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other Party, which breach is not cured within ten (10) days following written notice given by the terminating Party to the Party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available if at the time the terminating Party is in material breach of any representation, warranty, covenant or other agreement contained herein; or

                  (d) by Purchaser or Parent or the Sellers by written notice of termination to the other Parties if any Governmental Authority of competent jurisdiction shall have issued any statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such statute, rule, regulation, order, decree or injunction or other action shall have become final.

         Section 9.2 Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.1 hereof, this Agreement shall thereafter become void and have no effect, and no Party thereto shall have any liability to any other Party hereto or any of its respective Affiliates, directors, officers or employees, except for the obligations of the Parties hereto contained in this Section 9.2 and in Sections 6.6, 10.1, 10.5, 10.6 and
10.8 hereof, and provided that nothing contained in this Section 9.2 shall relieve any Party from liability for a breach of any provision of this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the Party for whom it is intended, if delivered by registered or certified mail, return receipt requested, or by a national courier service, or if sent by facsimile; provided, however, that the facsimile is promptly followed by telephone confirmation thereof to the appropriate person at the address set forth below, or at such other address as may be designated in writing hereafter, in the same manner, by such person.

                  To BCGI:

                           Boston Communications Group, Inc.
                           100 Sylvan Road
                           Woburn, Massachusetts 01801
                           Telephone:  (617) 692-7000
                           Facsimile:  (617) 692-6230
                           Attention: General Counsel

                  To Cellular:

                           Cellular Express, Inc.
                           100 Sylvan Road
                           Woburn, Massachusetts 01801
                           Telephone:  (617) 692-7000
                           Facsimile:  (617) 692-6230
                           Attention: General Counsel

                  To Wireless TeleServices:

                           Wireless TeleServices Corp.
                           100 Sylvan Road
                           Woburn, Massachusetts 01801
                           Telephone:  (617) 692-7000
                           Facsimile:  (617) 692-6230
                           Attention: General Counsel

                  with a copy to:

                           Ropes & Gray
                           One International Place
                           Boston, Massachusetts 02110
                           Telephone:  (617) 951-7000
                           Facsimile:  (617) 951-7050
                           Attention:  Jennifer Borggaard

                  To Parent:

                           TeleTech Holdings, Inc.
                           1700 Lincoln Street, Suite 1400
                           Denver, Colorado 80203
                           Telephone:  (303) 894-4000
                           Facsimile:  (303) 894-7321
                           Attention:  General Counsel

                  To Purchaser:

                           TeleTech Holdings, Inc.
                           1700 Lincoln Street, Suite 1400
                           Denver, Colorado 80203
                           Telephone:  (303) 894-4000
                           Facsimile:  (303) 894-7321
                           Attention:  General Counsel

                  with a copy to:

                           Hogan & Hartson L.L.P.
                           One Tabor Center
                           1200 17th Street, Suite 1500
                           Denver, Colorado  80202
                           Telephone:  (303) 899-7300
                           Facsimile:  (303) 899-7333
                           Attention:  Steven A. Cohen

         Any such notice shall be deemed delivered (a) on the date delivered if by personal delivery, (b) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as a not deliverable, as the case may be, if mailed by registered or certified mail,

(c) on the next succeeding  business day if sent by national courier service, or
(d) on the date telecommunicated if by facsimile if confirmed by telephone confirmation.

         Section 10.2 Amendment, Waiver. Any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, in the case of an amendment, by Purchaser and each Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 10.3 Assignment. Prior to the Closing Date, no Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto; provided, however, that Purchaser may assign any of its rights and obligations hereunder in whole or in part to any of its respective Affiliates without obtaining the consent of the other Parties hereto. From and after the Closing Date, any Party may assign its rights and obligations hereunder to a Person that acquires all or substantially all of the stock or assets of such Party.

         Section 10.4 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

         Section 10.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Parent, the Sellers or their successors or assigns, any rights or remedies under or by reason of this Agreement.

         Section 10.6 Expense. All costs and expenses incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby shall be borne by Purchaser, and all costs and expenses incurred by the Sellers in connection with this Agreement and the transactions contemplated hereby shall be borne by the Sellers.

         Section 10.7 Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by the laws of the State of Colorado, its rules of conflict of laws notwithstanding. Purchaser and each Seller hereby agree and consent to be subject to the exclusive jurisdiction of the federal and state courts of the State of Colorado or the Commonwealth of Massachusetts in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby. Each Party hereby irrevocably consents to the service of any and all process in any such suit, action or proceeding by the delivery of such process to such Party at the address and in the manner provided in Section 10.1

         Section 10.8 Specific Performance. The Parties hereto agree that if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 10.9 Transfer and Similar Taxes. Notwithstanding any other provision of this Agreement to the contrary, the Sellers shall assume and promptly pay when due all sales, property, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any Party incurred in connection with the transactions contemplated by this Agreement.

         Section 10.10 Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         Section 10.11 Non-Solicitation of Employees. For a period of four (4) years from the Closing Date, neither Purchaser nor Parent on the one hand nor the Sellers or BCGI on the other hand will hire, contract, or solicit the employment of any current employee or former employee of the other party (the "employer") for or on behalf of itself or any other person or entity, without the prior written consent of the employer. The foregoing provision shall not be applicable to Purchaser or Parent hiring the New Employees pursuant to the terms hereof. With respect to former employees of an employer, the foregoing provisions will not apply if such former employee was terminated by the employer or a period of six (6) months has elapsed from the last date that such employee was employed by the employer.

         Section 10.12 Other Services. The Sellers and BCGI shall make available the services of Dorothy McCarthy, so long as she is employed by the Sellers or BCGI, for consultation with Purchaser for up to 40 hours per week for a period of six (6) months, following the Closing Date. Purchaser shall have the right to request the services of Dorothy McCarthy and shall pay for all such services requested at the rate of $78.13 per hour, payable monthly in arrears. If the Purchaser requests that a retention package be offered to Dorothy McCarthy, then the aforesaid rate shall be increased to reflect this cost. Nothing in this Agreement shall require the Sellers to maintain the employment of Dorothy McCarthy for the full time period referenced herein. The Sellers also agree to provide office space, supplies and telephone for use by two employees of Purchaser at the office of the Sellers as mutually agreed upon by the Parties during the term of the Strategic Relationship Agreement. Purchaser agrees to pay the Sellers the sum of $500.00 per month per employee for such services.



                            [SIGNATURE PAGES FOLLOW]

                                                         SIGNATURES

         IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

                            TeleTech Holdings, Inc.


                            By:  /s/ Norman A. Blome
                            --------------------------------------------------
                            Name:   Norman A. Blome
                            --------------------------
                            Title: Treasurer
                            ---------------------------------


                           TeleTech Customer Care Management (Colorado), Inc.

                           By:   /s/ Norman A. Blome
                           --------------------------------------------------

                           Name: Norman A. Blome
                           ----------------------------
                           Title: Treasurer
                           ---------------------------------

                           Boston Communications Group Inc.

                           By:      /s/ Karen A. Walker
                           --------------------------------------------------
                           Name:  Karen A. Walker
                           -------------------------------------------
                           Title:  Chief Financial Officer and
                                   Treasurer


                           Cellular Express, Inc.

                           By:      /s/ Karen A. Walker
                           --------------------------------------------------
                           Name: Karen A. Walker
                           -------------------------------------------
                           Title:  Chief Financial Officer and
                                   Treasurer

                           Wireless TeleServices Corp.

                           By:      /s/ Karen A. Walker
                           --------------------------------------------------
                           Name: Karen A. Walker
                           -------------------------------------------
                           Title:  Chief Financial Officer and
                                   Treasurer

Exhibit 99.1


Contacts:

TeleTech                                  Boston Communications Group
Kirsten Hamling                           Tracy Baumert
Investor Relations                        Investor Relations
303-894-7379                              617-692-7000
kirstenhamling@teletech.com               tracy_baumert@boscomm.net

                           BOSTON COMMUNICATIONS GROUP

                CLOSES SALE OF CUSTOMER CARE DIVISION TO TELETECH


Woburn, Mass., and Denver, Co., November 8, 2000 - Boston Communications Group (Nasdaq: BCGI), the market leader in prepaid wireless, today announced the closing of the sale of its customer care division in an asset purchase transaction to TeleTech Holdings, Inc. (Nasdaq: TTEC), the fastest-growing global provider of customer management and B2B infrastructure services. Boston Communications services the top 5 U.S. wireless operators and approximately 70 wireless carriers and resellers, positioning them a clear leader in both the prepaid and post-paid wireless services market. This sale is consistent with BCGI's strategy to focus on its core prepaid wireless business and related mobile commerce applications as well as TeleTech's vertical market expansion plans, greatly enhancing its strategic position in the wireless market.

TeleTech purchased the customer care division of BCGI in a cash transaction valued at $15 million, including a $13 million cash payment and assumption of approximately $2 million of liabilities. The acquisition will be accounted for under the purchase method of accounting. Under the terms of the agreement, BCGI could receive additional cash payments, totaling up to an additional $20 million over four years, based upon achievement of predetermined revenue targets for its customer care division.

The  transaction  received  clearance  under  the  Hart-Scott-Rodino   Antitrust
Improvements Act and closed on November 7, 2000.

Per the agreement, Boston Communications Group and TeleTech also formed a strategic alliance and have begun to jointly market and sell their products on a worldwide basis, bringing a powerful suite of pre- and post-paid services, billing and eCRM capabilities to wireless carriers and the emerging mobile/electronic commerce market.


BOSTON COMMUNICATIONS GROUP PROFILE

Founded in 1988, BCGI provides universal real-time transaction processing and payment services as well as other enhanced voice and data services to wireless carriers through its Intelligent Voice Services Network (IVSN) and its proprietary, highly scalable transactions processing platform. Through this unmatched nationwide real-time infrastructure, BCGI provides one or more of its services to approximately 70 wireless carriers and resellers, including the five largest domestic carriers. At the heart of its IVSN is BCGI's prepaid wireless service that has emerged as North America's largest real-time billing network. BCGI's prepaid IVSN now serves over 2.7 million subscribers, handling more than a billion minutes of prepaid wireless phone use per year. Please visit BCGI's web site at http://www.bcgi.net.

TELETECH PROFILE

Founded in 1982, TeleTech is the leading provider of integrated, eCommerce-enabling customer relationship management solutions (eCRM) for global organizations predominantly in the telecommunications, financial services, technology, government and transportation industries. TeleTech has operations in ten countries which include Argentina, Australia, Brazil, Canada, Mexico, New Zealand, Singapore, Spain, the U.K. and the U.S.. TeleTech's eCRM capabilities, including B2B electronic channel management and database management, help companies inform, acquire, service, grow and retain their customers throughout the entire relationship lifecycle. Its innovative customer interaction platform, CyberCare, integrates the full spectrum of voice and Internet communications, including custom e-mail response, "chat" and extensive Web co-browsing capabilities. Through 43 customer interaction centers in the Americas, Europe and Asia, TeleTech couples high-velocity e-infrastructure service deployment with premier quality e-customer relationship management to assure our clients unparalleled success in acquiring, retaining and growing customer relationships. Information regarding TeleTech Holdings can be found on the Worldwide Web at http://www.teletech.com.

FORWARD LOOKING STATEMENTS
         This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding potential future payout to the Company from the sale of its customer service division and the strategic alliance between Teletech and the Company to jointly sell the Company's and Teletech's services. Such statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Among the important factors that would cause actual results to differ materially from those indicated by such forward- looking statements are the continuance of customer service to BCGI's current customers, significant decreases in business from major customers, the lack of acceptance by the marketplace of the services of the Company and or Teletech, the inability of the Company or Teletech to successfully manage the strategic alliance and the risk factors detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.




                                                       # # #